                                                                    EXHIBIT 99.1





                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                         PANHANDLE EASTERN CORPORATION


                                      AND

                        PANHANDLE ACQUISITION TWO, INC.


                                      AND


                       ASSOCIATED NATURAL GAS CORPORATION

                               Table of Contents

                                                                                             Page
                                                                                             ----

                                            ARTICLE I

                                            THE MERGER

         SECTION 1.01.    The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                          -----------
         SECTION 1.02.    Closing; Closing Date; Effective Time.  . . . . . . . . . . . . . .   2
                          -------------------------------------
         SECTION 1.03.    Effect of the Merger  . . . . . . . . . . . . . . . . . . . . . . .   3
                          --------------------
         SECTION 1.04.    Certificate of Incorporation; Bylaws  . . . . . . . . . . . . . . .   3
                          ------------------------------------
         SECTION 1.05.    Directors and Officers  . . . . . . . . . . . . . . . . . . . . . .   3
                          ----------------------

                                            ARTICLE II

                        CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

         SECTION 2.01.    Merger Consideration; Conversion and Cancellation of
                          ----------------------------------------------------
                          Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                          ----------
         SECTION 2.02.    Exchange and Surrender of Certificates  . . . . . . . . . . . . . .   5
                          --------------------------------------

                                           ARTICLE III

                              REPRESENTATIONS AND WARRANTIES OF ANGC

         SECTION 3.01.    Organization and Qualification; Subsidiaries  . . . . . . . . . . .   7
                          --------------------------------------------
         SECTION 3.02.    Charter and Bylaws  . . . . . . . . . . . . . . . . . . . . . . . .   7
                          ------------------
         SECTION 3.03.    Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                          --------------
         SECTION 3.04.    Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                          ---------
         SECTION 3.05.    No Conflict; Required Filings and Consents  . . . . . . . . . . . .  10
                          ------------------------------------------
         SECTION 3.06.    Permits; Compliance . . . . . . . . . . . . . . . . . . . . . . . .  11
                          -------------------
         SECTION 3.07.    Reports; Financial Statements . . . . . . . . . . . . . . . . . . .  11
                          -----------------------------
         SECTION 3.08.    Absence of Certain Changes or Events  . . . . . . . . . . . . . . .  12
                          ------------------------------------
         SECTION 3.09.    Absence of Litigation . . . . . . . . . . . . . . . . . . . . . . .  13
                          ---------------------
         SECTION 3.10.    Employee Benefit Plans; Labor Matters . . . . . . . . . . . . . . .  13
                          -------------------------------------
         SECTION 3.11.    Taxes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                          -----
         SECTION 3.12.    Tax Matters; Pooling  . . . . . . . . . . . . . . . . . . . . . . .  18
                          --------------------
         SECTION 3.13.    Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                          ----------
         SECTION 3.14.    Certain Business Practices  . . . . . . . . . . . . . . . . . . . .  19
                          --------------------------
         SECTION 3.15     Environmental Matters . . . . . . . . . . . . . . . . . . . . . . .  19
                          ---------------------
         SECTION 3.16.    Vote Required . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                          -------------
         SECTION 3.17.    Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                          -------

         SECTION 3.18.    Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                          ----------
         SECTION 3.19.    Properties. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                          -----------
         SECTION 3.20.    Certain Contracts and Restrictions. . . . . . . . . . . . . . . . .  22
                          -----------------------------------
         SECTION 3.21.    Easements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                          ----------
         SECTION 3.22.    Public Utility Holding Company Act, Etc.  . . . . . . . . . . . . .  23
                          ----------------------------------------
         SECTION 3.23.    Futures Trading and Fixed Price Exposure.   . . . . . . . . . . . .  23
                          ----------------------------------------
         SECTION 3.24.    Information Supplied. . . . . . . . . . . . . . . . . . . . . . . .  24
                          ---------------------
         SECTION 3.25.    Opinion of Financial Advisor  . . . . . . . . . . . . . . . . . . .  24
                          ----------------------------

                                            ARTICLE IV

                              REPRESENTATIONS AND WARRANTIES OF PEC

         SECTION 4.01.    Organization and Qualification  . . . . . . . . . . . . . . . . . .  24
                          ------------------------------
         SECTION 4.02.    Charter and Bylaws  . . . . . . . . . . . . . . . . . . . . . . . .  25
                          ------------------
         SECTION 4.03.    Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                          --------------
         SECTION 4.04.    Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                          ---------
         SECTION 4.05.    No Conflict; Required Filings and Consents  . . . . . . . . . . . .  26
                          ------------------------------------------
         SECTION 4.06.    Permits; Compliance . . . . . . . . . . . . . . . . . . . . . . . .  27
                          -------------------
         SECTION 4.07.    Reports; Financial Statements . . . . . . . . . . . . . . . . . . .  27
                          -----------------------------
         SECTION 4.08.    Absence of Certain Changes or Events  . . . . . . . . . . . . . . .  29
                          ------------------------------------
         SECTION 4.09.    Absence of Litigation . . . . . . . . . . . . . . . . . . . . . . .  29
                          ---------------------
         SECTION 4.10.    Tax Matters; Pooling  . . . . . . . . . . . . . . . . . . . . . . .  29
                          --------------------
         SECTION 4.11.    Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                          ----------
         SECTION 4.12.    Vote Required . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                          -------------
         SECTION 4.13.    Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                          -------
         SECTION 4.14.    Information Supplied. . . . . . . . . . . . . . . . . . . . . . . .  30
                          ---------------------
         SECTION 4.15.    Employee Benefit Plans; Labor Matters . . . . . . . . . . . . . . .  30
                          -------------------------------------
         SECTION 4.16.    Taxes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                          ------
         SECTION 4.17.    Certain Business Practices  . . . . . . . . . . . . . . . . . . . .  31
                          --------------------------
         SECTION 4.18.    Environmental Matters . . . . . . . . . . . . . . . . . . . . . . .  31
                          ---------------------
         SECTION 4.19.    Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          ----------
         SECTION 4.20.    Properties. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          -----------
         SECTION 4.21.    Public Utility Holding Company Act, Etc.  . . . . . . . . . . . . .  33
                          ----------------------------------------
         SECTION 4.22.    Futures Trading.    . . . . . . . . . . . . . . . . . . . . . . . .  33
                          ---------------
         SECTION 4.23.    Opinion of Financial Advisor  . . . . . . . . . . . . . . . . . . .  33
                          ----------------------------

                                            ARTICLE V

                                            COVENANTS

         SECTION 5.01.    Affirmative Covenants of ANGC . . . . . . . . . . . . . . . . . . .  34
                          -----------------------------

         SECTION 5.02.    Negative Covenants of ANGC  . . . . . . . . . . . . . . . . . . . .  34
                          --------------------------
         SECTION 5.03.    Affirmative and Negative Covenants of PEC . . . . . . . . . . . . .  38
                          -----------------------------------------
         SECTION 5.04.    Access and Information  . . . . . . . . . . . . . . . . . . . . . .  40
                          ----------------------

                                            ARTICLE VI

                                      ADDITIONAL AGREEMENTS

         SECTION 6.01.    Meetings of Stockholders  . . . . . . . . . . . . . . . . . . . . .  41
                          ------------------------
         SECTION 6.02.    Registration Statement; Proxy Statements  . . . . . . . . . . . . .  41
                          ----------------------------------------
         SECTION 6.03.    Appropriate Action; Consents; Filings . . . . . . . . . . . . . . .  44
                          -------------------------------------
         SECTION 6.04.    Affiliates; Pooling; Tax Treatment  . . . . . . . . . . . . . . . .  46
                          ----------------------------------
         SECTION 6.05.    Public Announcements  . . . . . . . . . . . . . . . . . . . . . . .  46
                          --------------------
         SECTION 6.06.    NYSE Listing  . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                          ------------
         SECTION 6.07.    Comfort Letters . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                          ---------------
         SECTION 6.08     Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . .  47
                          ----------------------
         SECTION 6.09     Convertible Debt. . . . . . . . . . . . . . . . . . . . . . . . . .  48
                          ----------------
         SECTION 6.10     Merger Sub  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                          ----------
         SECTION 6.11     Indemnification and Insurance.  . . . . . . . . . . . . . . . . . .  49
                          -----------------------------

                                           ARTICLE VII

                                        CLOSING CONDITIONS

         SECTION 7.01.    Conditions to Obligations of Each Party Under This Agreement  . . .  49
                          ------------------------------------------------------------
         SECTION 7.02.    Additional Conditions to Obligations of the PEC Companies . . . . .  50
                          ---------------------------------------------------------
         SECTION 7.03.    Additional Conditions to Obligations of ANGC  . . . . . . . . . . .  51
                          --------------------------------------------

                                           ARTICLE VIII

                                TERMINATION, AMENDMENT AND WAIVER

         SECTION 8.01.    Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                          -----------
         SECTION 8.02.    Effect of Termination . . . . . . . . . . . . . . . . . . . . . . .  55
                          ---------------------
         SECTION 8.03.    Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                          ---------
         SECTION 8.04.    Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                          ------
         SECTION 8.05.    Fees, Expenses and Other Payments . . . . . . . . . . . . . . . . .  55
                          ---------------------------------

                                            ARTICLE IX

                                        GENERAL PROVISIONS

         SECTION 9.01.    Effectiveness of Representations, Warranties and Agreements . . . .  57
                          -----------------------------------------------------------
         SECTION 9.02.    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
                          -------
         SECTION 9.03.    Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . .  59
                          -------------------
         SECTION 9.04.    Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
                          --------
         SECTION 9.05.    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
                          ------------
         SECTION 9.06.    Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . .  61
                          ----------------
         SECTION 9.07.    Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
                          ----------
         SECTION 9.08.    Parties in Interest . . . . . . . . . . . . . . . . . . . . . . . .  61
                          -------------------
         SECTION 9.09.    Specific Performance. . . . . . . . . . . . . . . . . . . . . . . .  61
                          --------------------
         SECTION 9.10.    Failure or Indulgence Not Waiver;  Remedies Cumulative  . . . . . .  61
                          ------------------------------------------------------
         SECTION 9.11.    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                          -------------
         SECTION 9.12.    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                          ------------

                                    Exhibits
                                    --------

         Exhibit A
         Exhibit B

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER, dated as of October 9, 1994 (this "Agreement"), is by and among Panhandle Eastern Corporation, a Delaware corporation ("PEC"), Panhandle Acquisition Two, Inc., a Delaware corporation and wholly owned subsidiary of PEC ("Merger Sub"), and Associated Natural Gas Corporation, a Delaware corporation ("ANGC"). PEC and Merger Sub are sometimes referred to herein as the "PEC Companies."

         WHEREAS, Merger Sub, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware ("Delaware Law"), will merge with and into ANGC (the "Merger"), and pursuant thereto, the issued and outstanding shares of common stock, $.05 per share, of ANGC ("ANGC Common Stock") not owned directly or indirectly by ANGC or the PEC Companies or their respective subsidiaries will be converted into the right to receive shares of common stock, $1.00 par value, of PEC and an equal number of PEC Preferred Stock Purchase Rights, as defined in Section 9.03 hereof (such common stock of PEC, together (except as the context otherwise requires) with such PEC Preferred Stock Purchase rights, being referred to herein as the "PEC Common Stock"), as set forth herein;

         WHEREAS, the Board of Directors of ANGC, after actively soliciting and considering business combination proposals and indications of interest from other persons, has determined that the Merger is consistent with and in furtherance of the long-term business strategy of ANGC and is fair to, and in the best interests of, ANGC and its stockholders and has approved and adopted this Agreement and the transactions contemplated hereby, and recommended adoption of this Agreement by the stockholders of ANGC;

         WHEREAS, as a condition to the willingness of PEC and Merger Sub to enter into this Agreement, PEC has required that ANGC agree, and in order to induce PEC and Merger Sub to enter into this Agreement, ANGC has agreed, to grant to PEC an option with respect to certain shares of ANGC Common Stock pursuant to that certain Stock Option Agreement between PEC and ANGC of even date herewith (the "PEC Option Agreement");

         WHEREAS, the Board of Directors of PEC has determined that the Merger is consistent with and in furtherance of the long-term business strategy of PEC and is fair to, and in the best interests of, PEC and its stockholders and has approved and adopted this Agreement and the transactions contemplated hereby, and recommended approval by the stockholders of PEC of the issuance of PEC Common Stock in connection with this Agreement;

         WHEREAS, the Board of Directors of Merger Sub has approved and adopted this Agreement and PEC, as the sole stockholder of Merger Sub, will adopt this Agreement promptly after the execution hereof by the parties hereto;

         WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the Merger is intended to be treated as a "pooling of interests" for financial accounting purposes;

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

         SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Delaware Law, at the Effective Time (as defined in Section 1.02 of this Agreement), Merger Sub shall be merged with and into ANGC. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and ANGC shall continue as the
surviving corporation of the Merger (the "Surviving Corporation").   Certain
terms used in this Agreement are defined in Section 9.03 hereof.

         SECTION 1.02. Closing; Closing Date; Effective Time. Unless this Agreement shall have been terminated pursuant to Section 8.01, and subject to the satisfaction or, if permissible, waiver of the conditions set forth in
Article VII, the consummation of the Merger and the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Vinson & Elkins L.L.P., 1001 Fannin, Houston, Texas as soon as practicable (but in any event within two business days) after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, or at such other date, time and place as PEC and ANGC may agree; provided, that the conditions set forth in Article VII shall have been satisfied or waived at or prior to such time. The date on which the Closing takes place is referred to herein as the "Closing Date". As promptly as practicable on the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law (the date and time of such filing, or such later date or time agreed upon by PEC and ANGC and set forth therein, being the "Effective Time"). For all Tax purposes, the Closing shall be effective at the end of the day on the Closing Date.

         SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law.

         SECTION 1.04. Certificate of Incorporation; Bylaws. At the Effective Time, the certificate of incorporation of ANGC, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation and thereafter shall continue to be its certificate of incorporation until amended as provided therein and pursuant to Delaware Law. The bylaws of ANGC, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation and thereafter shall continue to be its bylaws until amended as provided therein and pursuant to Delaware Law.

         SECTION 1.05. Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the charter and bylaws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the bylaws of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

         SECTION 2.01. Merger Consideration; Conversion and Cancellation of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the PEC Companies, ANGC or their respective stockholders:

                 (a) Subject to the other provisions of this Article II, each share of ANGC Common Stock issued and outstanding immediately prior to the Effective Time (excluding any ANGC Common Stock described in Section 2.01(b) of this Agreement) shall be converted into the right to receive a number of shares of PEC Common Stock calculated by dividing (x) $ 39.00 by (y) the Average Daily Price of the PEC Common Stock, with the result rounded down to the nearest ten thousandth (as adjusted pursuant to the following proviso, the "Exchange Ratio"); provided, however that if the Average Daily Price of the PEC Common Stock is less than $20.80, the Exchange Ratio shall be 1.8750, and if the Average Daily Price of the PEC Common Stock is greater than $24.80, the Exchange Ratio shall be 1.5725. As used herein, the "Average Daily Price of the PEC Common Stock" means the average of the closing prices (or, if the PEC Common Stock should not trade on any trading day, the average of the bid and asked prices therefor on such day), regular way, per share of PEC Common Stock as reported on the New York Stock Exchange Composite Tape during the fifteen consecutive trading days ending on (but excluding) the third trading day prior to the ANGC Stockholders Meeting. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of PEC Common Stock or ANGC Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

                 (b) Notwithstanding any provision of this Agreement to the contrary, each share of ANGC Common Stock held in the treasury of ANGC and each share of ANGC Common Stock owned by PEC or any direct or indirect wholly owned subsidiary of PEC or of ANGC immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

                 (c) All shares of ANGC Common Stock shall cease to be outstanding and shall automatically be cancelled and retired, and each certificate previously evidencing ANGC Common Stock outstanding immediately prior to the Effective Time (other than ANGC Common Stock described in Section 2.01(b) of this Agreement) ("Converted Shares") shall thereafter represent the right to receive, subject to Section 2.02(e) of this Agreement, that number of shares of PEC Common Stock determined pursuant to the Exchange Ratio and, if applicable, cash pursuant to Section 2.02(e) of this Agreement (the "Merger Consideration"). The holders of certificates previously evidencing Converted Shares shall cease to have any rights with respect to such Converted Shares except as otherwise provided herein or by law. Such certificates previously evidencing Converted Shares shall be exchanged for certificates evidencing whole shares of PEC Common Stock upon the surrender of such Certificates in accordance with the provisions of
         Section 2.02 of this Agreement, without interest. No fractional shares of PEC Common Stock shall be issued in connection with the Merger and, in lieu thereof, a cash payment shall be made pursuant to
         Section 2.02(e) of this Agreement.

                 (d) Each share of common stock, par value $1.00 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $.05 per share, of the Surviving Corporation.

         SECTION 2.02.    Exchange and Surrender of Certificates.

                 (a) As soon as practicable after the Effective Time, each holder of a certificate previously evidencing Converted Shares shall be entitled, upon surrender thereof to PEC or its transfer agent (as specified in the letter of transmittal described in Section 2.02 (c)), to receive in exchange therefor a certificate or certificates representing the number of whole shares of PEC Common Stock into which the Converted Shares so surrendered shall have been converted as aforesaid, in such denominations and registered in such names as such holder may request. Each holder of Converted Shares who would otherwise be entitled to a fraction of a share of PEC Common Stock shall, upon surrender of the certificates representing such shares held by such holder as aforesaid, be paid an amount in cash in accordance with the provisions of Section 2.02 (e). Until so surrendered and exchanged, each certificate previously evidencing Converted Shares shall represent solely the right to receive PEC Common Stock and cash in lieu of fractional shares. Unless and until any such certificates shall be so surrendered and exchanged, no dividends or other distributions payable to the holders of record of PEC Common Stock as of any time on or after the Effective Time shall be paid to the holders of such certificates previously evidencing Converted Shares; provided, however, that, upon any such surrender and exchange of such certificates, there shall be paid to the record holders of the certificates issued and exchanged therefor (i) the amount, without interest thereon, of dividends and other distributions, if any, with a record date on or after the Effective Time theretofore paid with respect to such whole shares of PEC Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, if any, with a record date on or after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of PEC Common Stock. Notwithstanding the foregoing, no party hereto (or PEC's transfer agent) shall be liable to any former holder of Converted Shares for any cash, PEC Common Stock or dividends or distributions thereon delivered to a public official pursuant to applicable abandoned property, escheat or similar law.

                 (b) All shares of PEC Common Stock issued upon the surrender for exchange of certificates previously representing Converted Shares in accordance with the terms hereof (including any cash paid pursuant to Section 2.02 (e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Converted Shares. At and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the ANGC Common Stock that was outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates which previously evidenced Converted Shares are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

                 (c) As promptly as practicable after the Effective Time, PEC will send or cause to be sent to each record holder of ANGC Common Stock at the Effective Time a letter of transmittal and other appropriate materials for use in surrendering certificates as contemplated hereby.

                 (d) If any certificate for shares of PEC Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed, with signatures guaranteed, and otherwise in proper form for transfer and that the person requesting such exchange shall have paid to PEC or its transfer agent any transfer or other taxes required by reason of the issuance of a certificate for shares of PEC Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of PEC or its transfer agent that such tax has been paid or is not payable.

                 (e) No certificates or scrip evidencing fractional shares of PEC Common Stock shall be issued upon the surrender for exchange of certificates, and such fractional share interests will not entitle the owner thereof to any rights of a stockholder of PEC. In lieu of any such fractional shares, each holder of a certificate previously evidencing Converted Shares, upon surrender of such certificate for exchange pursuant to this Article II, shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (a) the per share closing price as reported on the New York Stock Exchange Composite Tape of PEC Common Stock on the date of the Effective Time (or, if shares of PEC Common Stock do not trade on the New York Stock Exchange (the "NYSE") on such date, the first date of trading of PEC Common Stock on the NYSE after the Effective Time) by (b) the fractional interest to which such holder would otherwise be entitled (after taking into account all Converted Shares held of record by such holder at the Effective Time).

                 (f) PEC shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Converted Shares such amounts as PEC (or any affiliate thereof) is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by PEC, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the Converted Shares in respect of which such deduction and withholding was made by PEC.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF ANGC

          ANGC hereby represents and warrants to the PEC Companies that:

         SECTION 3.01. Organization and Qualification; Subsidiaries. Each of ANGC and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would not have an ANGC Material Adverse Effect. The term "ANGC Material

Adverse Effect" as used in this Agreement shall mean any change or effect that, individually or when taken together with all other such changes or effects, would be materially adverse to the financial condition, results of operations or current or future business of ANGC and its subsidiaries, taken as a whole.
Schedule 3.01 of the disclosure schedule delivered to PEC by ANGC on the date hereof (the "ANGC Disclosure Schedule") sets forth, as of the date of this Agreement, a true and complete list of all ANGC's directly or indirectly owned subsidiaries, together with (A) the jurisdiction of incorporation or organization of each subsidiary and the percentage of each subsidiary's outstanding capital stock or other equity interests owned by ANGC or another subsidiary of ANGC, and (B) an indication of whether each such subsidiary is a "Significant Subsidiary" as defined in Section 9.03(g) of this Agreement. Neither ANGC nor any of its subsidiaries owns an equity interest in any other partnership or joint venture arrangement or other business entity that is material to the financial condition, results of operations or current or future business of ANGC and its subsidiaries, taken as a whole.

         SECTION 3.02. Charter and Bylaws. ANGC has heretofore furnished to PEC complete and correct copies of the charter and the bylaws or the equivalent organizational documents, in each case as amended or restated, of ANGC and each of its subsidiaries. Neither ANGC nor any of its subsidiaries is in violation of any of the provisions of its charter or any material provision of its bylaws (or equivalent organizational documents).

         SECTION 3.03.    Capitalization.

                 (a) The authorized capital stock of ANGC consists of (i) 40,000,000 shares of ANGC Common Stock, of which as of the date of this Agreement (1) 15,115,320 shares were issued and outstanding (including 101,225 shares of restricted stock granted pursuant to the Option Plans, as defined below), (2) no shares were held in treasury by ANGC, (3) 865,343 shares were reserved for future issuance pursuant to outstanding stock options ("Stock Options" and, together with restricted stock granted pursuant to the Option Plans, the "Stock Awards") granted pursuant to the ANGC Equity Incentive Plan or the ANGC 1989 Non-qualified Stock Option Plan for Directors (collectively, the "Option Plans" and individually, an "Option Plan"), (4) 240,964 shares were reserved for issuance upon conversion of ANGC's 9% Convertible Senior Subordinated Notes, and (5) 3,007,948 shares were reserved for issuance pursuant to the PEC Option Agreement; and (ii) 200,000 shares of preferred stock, par value $1.00 per share ("ANGC Preferred Stock"), of which no shares are issued and outstanding. Except as described in this Section 3.03 or in Schedule 3.03(a) of the ANGC Disclosure Schedule, as of the date of this Agreement, no shares
         of capital stock of ANGC are reserved for any purpose.   Each of the
         outstanding shares of capital stock of, or other equity interests in, each of ANGC and its subsidiaries is duly authorized, validly issued, and, in the case of shares of capital stock, fully paid and nonassessable, and has not been issued in violation of (nor are any of the authorized shares of capital stock of, or other equity interests in, such entities subject to) any preemptive or similar rights created by statute, the charter or bylaws (or the equivalent organizational documents) of ANGC or any of its subsidiaries, or any agreement to which ANGC or any of its subsidiaries is a party or bound, and such outstanding shares or other equity interests owned by ANGC or a subsidiary of ANGC are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations on ANGC's or such subsidiaries' voting rights, charges or other encumbrances of any nature whatsoever.

                 (b)      Except as set forth in Section 3.03(a) above or in
         Schedule 3.03(b)(i) to the ANGC Disclosure Schedule, there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which ANGC or any of its subsidiaries is a party relating to the issued or unissued capital stock of ANGC or any of its subsidiaries or obligating ANGC or any of its subsidiaries to grant, issue or sell any shares of the capital stock of ANGC or any of its subsidiaries, by sale, lease, license or otherwise. Except as set forth in Schedule 3.03(b)(ii) to the ANGC Disclosure Schedule, there are no obligations, contingent or otherwise, of ANGC or any of its subsidiaries to (i) repurchase, redeem or otherwise acquire any shares of ANGC Common Stock or other capital stock of ANGC, or the capital stock or other equity interests of any subsidiary of ANGC; or (ii) (other than advances to subsidiaries in the ordinary course of business) provide material funds to, or make any material investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any subsidiary of ANGC or any other person. Except as described in Schedule 3.03(b)(iii) to the ANGC Disclosure Schedule, neither ANGC nor any of its subsidiaries (x) directly or indirectly owns, (y) has agreed to purchase or otherwise acquire or (z) holds any interest convertible into or exchangeable or exercisable for, 5% or more of the capital stock of any corporation, partnership, joint venture or other business association or entity (other than the subsidiaries of ANGC set forth in Schedule 3.01 of the ANGC Disclosure Schedule). Except as set forth in Schedule 3.03(b)(iv) of the ANGC Disclosure Schedule and except for any agreements, arrangements or commitments between ANGC and its subsidiaries or between such subsidiaries, there are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of ANGC or any of its subsidiaries. There are no voting trusts, proxies or other agreements or understandings to which ANGC or any of its subsidiaries is a party or by which ANGC or any of its subsidiaries is bound with respect to the voting of any shares of capital stock of ANGC or any of its subsidiaries.

                 (c) ANGC has delivered to PEC complete and correct copies of (i) each of the Option Plans and the forms of Stock Awards issued pursuant to each such Option Plan, including all amendments thereto and (ii) all Stock Awards which are not in the respective forms thereof provided under clause (i) above. Schedule 3.03(c) to the ANGC Disclosure Schedule sets forth a complete and correct list of all outstanding

         Stock Awards, including any not granted pursuant to the Option Plans, setting forth as of the date hereof (i) the number and type of Stock Awards outstanding, specifying the Option Plan under which such Stock Awards were issued, (ii) the exercise price of each outstanding Stock Option, (iii) the number of Stock Options exercisable, and (iv) assuming no amendment or waiver of the terms thereof, the number of Stock Options which will become exercisable, and the number of shares of restricted stock with respect to which the restrictions will lapse, on account of the Merger or any other transaction contemplated hereby.

         SECTION 3.04. Authority. ANGC has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby (subject to, with respect to the Merger, the adoption of this Agreement by the stockholders of ANGC as described in Section 3.16 hereof). The execution and delivery of this Agreement by ANGC and the consummation by ANGC of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of ANGC are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (subject to, with respect to the Merger, the adoption of this Agreement by the stockholders of ANGC as described in Section 3.16 hereof). This Agreement has been duly executed and delivered by ANGC and, assuming the due authorization, execution and delivery thereof by the PEC Companies, constitutes the legal, valid and binding obligation of ANGC.

         SECTION 3.05.    No Conflict; Required Filings and Consents.

                 (a) The execution and delivery of this Agreement by ANGC does not, and the consummation of the transactions contemplated hereby will not (i) conflict with or violate the charter or bylaws, or the equivalent organizational documents, in each case as amended or restated, of ANGC or any of its subsidiaries, (ii) conflict with or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to ANGC or any of its subsidiaries or by which any of their respective properties is bound or subject or (iii) except as described in Schedule 3.05 to the ANGC Disclosure Schedule, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of ANGC or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which ANGC or any of its subsidiaries is a party or by or to which ANGC or any of its subsidiaries or any of their respective properties is bound or subject, except for any such conflicts or violations described in clause (ii) or breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations or liens or encumbrances described in clause (iii) that would not have an ANGC Material Adverse Effect. The Board of Directors of ANGC has taken all actions necessary under Delaware Law, including approving the transactions contemplated by this Agreement and taking appropriate actions under
         Section 203 of Delaware Law, to ensure that the restrictions on business combinations set forth in Section 203 of Delaware Law do not, and will not, apply with respect to or as a result of the transactions contemplated by this Agreement.

                 (b) The execution and delivery of this Agreement by ANGC does not, and consummation of the transactions contemplated hereby will not, require ANGC to obtain any consent, license, permit, approval, waiver, authorization or order of, or to make any filing with or notification to, any governmental or regulatory authority, domestic or foreign (collectively, "Governmental Entities"), except
         (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities or blue sky laws ("Blue Sky Laws"), and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the filing and recordation of appropriate merger documents as required by Delaware Law, and (ii) where the failure to obtain such consents, licenses, permits, approvals, waivers, authorizations or orders, or to make such filings or notifications, would not, either individually or in the aggregate, prevent ANGC from performing its obligations under this Agreement and would not have an ANGC Material Adverse Effect.

         SECTION 3.06.    Permits; Compliance.   Each of ANGC and its
subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "ANGC Permits"), and there is no action, proceeding or investigation pending or, to the knowledge of ANGC, threatened regarding suspension or cancellation of any of the ANGC Permits, except where the failure to possess, or the suspension or cancellation of, such ANGC Permits would not have an ANGC Material Adverse Effect. Neither ANGC nor any of its subsidiaries is in conflict with, or in default or violation of (a) any Law applicable to ANGC or any of its subsidiaries or by or to which any of their respective properties is bound or subject or (b) any of the ANGC Permits, except for any such conflicts, defaults or violations which would not have an ANGC Material Adverse Effect. During the period commencing on September 30, 1993 and ending on the date hereof, neither ANGC nor any of its subsidiaries has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws, except for written notices relating to possible conflicts, defaults or violations that would not have an ANGC Material Adverse Effect.

         SECTION 3.07.    Reports; Financial Statements.

                 (a) Since September 30, 1991, ANGC and its subsidiaries have filed (i) all forms, reports, statements and other documents required to be filed with (A) the Securities and Exchange Commission (the "SEC") including, without limitation, (1) all Annual Reports on Form 10-K, (2) all Quarterly Reports on Form 10-Q, (3) all proxy statements relating to meetings of stockholders (whether annual or special), (4) all Current Reports on Form 8-K and (5) all other reports, schedules, registration statements or other documents (collectively referred to as the "ANGC SEC Reports") and (B) any applicable state securities authorities and (ii) all forms, reports, statements and other documents required to be filed with any other applicable federal or state regulatory authorities, except where the failure to file any such forms, reports, statements or other documents would not have an ANGC Material Adverse Effect (all such forms, reports, statements and other documents in clauses (i) and (ii) of this Section 3.07(a) being referred to herein, collectively, as the "ANGC Reports"). The ANGC Reports, including all ANGC Reports filed after the date of this Agreement and prior to the Effective Time, (i) were or will be prepared in all material respects in accordance with the requirements of applicable Law (including, with respect to ANGC SEC Reports, the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such ANGC SEC Reports) and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in ANGC SEC Reports filed prior to the Effective Time (i) have been or will be prepared in accordance with the published rules and regulations of the SEC and generally accepted accounting principles applied on a consistent basis throughout the periods involved (except (A) to the extent required by changes in generally accepted accounting principles and (B) with respect to ANGC SEC Reports filed prior to the date of this Agreement, as may be indicated in the notes thereto) and (ii) fairly present or will fairly present the consolidated financial position of ANGC and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated (including reasonable estimates of normal and recurring year-end adjustments), except that (x) any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments and (y) any pro forma financial statements contained in such consolidated financial statements are not necessarily indicative of the consolidated financial position of ANGC and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated.

         SECTION 3.08. Absence of Certain Changes or Events. Except as disclosed in ANGC SEC Reports filed prior to the date of this Agreement or as contemplated by this

Agreement or as set forth in Schedule 3.08 of the ANGC Disclosure Schedule, since June 30, 1994 ANGC and its subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice and there has not been: (i) any material damage, destruction or loss (whether or not covered by insurance) with respect to any material assets of ANGC or any of its subsidiaries; (ii) any material change by ANGC or its subsidiaries in their accounting methods, principles or practices; (iii) except for dividends by a subsidiary of ANGC to ANGC or another subsidiary of ANGC, any declaration, setting aside or payment of any dividends or distributions in respect of shares of ANGC Common Stock (other than regular quarterly dividends in an amount not exceeding $.03 per share) or the shares of stock of, or other equity interests in, any subsidiary of ANGC, or any redemption, purchase or other acquisition by ANGC or any of its subsidiaries of any of ANGC's securities or any of the securities of any subsidiary of ANGC; (iv) any increase in the benefits under, or the establishment or amendment of, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any increase in the compensation payable or to become payable to directors, officers or employees of ANGC or its subsidiaries, except for (A) increase in salaries or wages payable or to become payable in the ordinary course of business and consistent with past practice or (B) the granting of stock options pursuant to the Option Plans in the ordinary course of business to employees of ANGC or its subsidiaries who are not directors or executive officers of ANGC; (v) any revaluation by ANGC or any of its subsidiaries of any of their assets, including the writing down of the value of inventory or the writing down or off of notes or accounts receivable, other than in the ordinary course of business and consistent with past practices; (vi) any entry by ANGC or any of its subsidiaries into any commitment or transaction material to ANGC and its subsidiaries, taken as a whole (other than this Agreement and the transactions contemplated hereby); (vii) any material increase in indebtedness for borrowed money; or (viii) an ANGC Material Adverse Effect.

         SECTION 3.09. Absence of Litigation. Except as disclosed in the ANGC SEC Reports filed prior to the date of this Agreement or as set forth in
Schedule 3.09 of the ANGC Disclosure Schedule, there is no claim, action, suit, litigation, proceeding, arbitration or, to the knowledge of ANGC, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of ANGC, threatened against ANGC or any of its subsidiaries or any properties or rights of ANGC or any of its subsidiaries (except for claims, actions, suits, litigation, proceedings, arbitrations or investigations which would not have an ANGC Material Adverse Effect), and neither ANGC nor any of its subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of ANGC, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Government Entity or arbitrator, including, without limitation, cease-and-desist or other orders, except for matters which would not have an ANGC Material Adverse Effect.

         SECTION 3.10.    Employee Benefit Plans; Labor Matters.

                 (a) Schedule 3.10(a) to the ANGC Disclosure Schedule sets forth each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained or contributed to by ANGC or any of its subsidiaries, or with respect to which ANGC or any of its subsidiaries could incur liability under Section 4069, 4212(c) or 4204 of ERISA (the "Benefit Plans"). ANGC has made available to PEC a true and correct copy of (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS"), (ii) such Benefit Plan, (iii) each trust agreement relating to such Benefit Plan, (iv) the most recent summary plan description for each Benefit Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Benefit Plan subject to Title IV of ERISA and (vi) the most recent determination letter, if any, issued by the IRS with respect to any Benefit Plan qualified under Section 401 of the Code.

                 (b) With respect to the Benefit Plans, no event has occurred and, to the knowledge of ANGC, there exists no condition or set of circumstances, in connection with which ANGC or any of its subsidiaries could be subject to any liability under the terms of such Benefit Plans, ERISA, the Code or any other applicable Law which would have an ANGC Material Adverse Effect. Except as otherwise set forth on Schedule 3.10(b) of the ANGC Disclosure Schedule,

                          (i) As to any Benefit Plan intended to be qualified under Section 401 of the Code, such Benefit Plan satisfies the requirements of such Section and there has been no termination or partial termination of such Benefit Plan within the meaning of Section 411(d)(3) of the Code;

                          (ii) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of ANGC, threatened against, or with respect to, any of the Benefit Plans or their assets;

                          (iii) All contributions required to be made to the Benefit Plans pursuant to their terms and provisions have been made timely;

                          (iv) As to any Benefit Plan subject to Title IV of ERISA, there has been no event or condition which presents the material risk of plan termination, no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or
                          Section 412 of the Code has been incurred, no notice of intent to terminate the Benefit Plan has been given under Section 4041 of ERISA, no proceeding has been instituted under Section 4042 of ERISA to terminate the Plan, and no liability to the Pension Benefit Guaranty Corporation has been incurred; and

                          (v) In connection with the consummation of the transactions contemplated by this Agreement, no payments have or will be made under the Benefit Plans or any of the programs, agreements, policies or other arrangements described in Section 3.10(d) of this Agreement which, in the aggregate, would result in imposition of the sanctions imposed under Sections 280G and 4999 of the Code.

                 (c) Neither ANGC nor any of its subsidiaries is a party to any collective bargaining or other labor union contracts. No collective bargaining agreement is being negotiated by ANGC or any of
         its subsidiaries.   There is no pending or threatened labor dispute,
         strike or work stoppage against ANGC or any of its subsidiaries which may interfere with the respective business activities of ANGC or any of its subsidiaries. To the knowledge of ANGC, none of ANGC, any of its subsidiaries or any of their respective representatives or employees has committed any unfair labor practices in connection with the operation of the respective businesses of ANGC or its subsidiaries, and there is no pending or threatened charge or complaint against ANGC or any of its subsidiaries by the National Labor Relations Board or any comparable state agency.

                 (d) Neither ANGC nor any of its subsidiaries is a party to or is bound by any severance agreements, programs or policies.
         Schedule 3.10(d) of the ANGC Disclosure Schedule sets forth, and ANGC has provided to PEC true and correct copies of, (i) all employment agreements with officers of ANGC or its subsidiaries; (ii) all agreements with consultants of ANGC or its subsidiaries obligating ANGC or any subsidiary to make annual cash payments in an amount
         exceeding $100,000; (iii)   all non-competition agreements with ANGC
         or a subsidiary executed by officers of ANGC; and (iv) all plans, programs, agreements and other arrangements of ANGC or its subsidiaries with or relating to its employees.

                 (e) Except as provided in Schedule 3.10(e) of the ANGC Disclosure Schedule, (x) no Benefit Plan provides retiree medical or retiree life insurance benefits to any person and (y) neither ANGC nor any of its subsidiaries is contractually or otherwise obligated (whether or not in writing) to provide any person with life insurance or medical benefits upon retirement or termination of employment, other than as required by the provisions of Sections 601 through 608 of ERISA and Section 4980B of the Code.

                 (f) Except as provided in Schedule 3.10(f) of the ANGC Disclosure Schedule, neither ANGC nor any of its subsidiaries contribute to or has an obligation to contribute to, and has not within six years prior to the date of this Agreement contributed to or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA.

                 (g) ANGC has not amended, or taken any other actions (other than the acceleration of vesting or waiving of performance criteria permitted pursuant to the Benefit Plans upon a change in control of ANGC and not inconsistent with accounting for the Merger as a Pooling Transaction) with respect to any of the Benefit Plans or any of the plans, programs, agreements, policies or other arrangements described in Section 3.10(d) of this Agreement since September 30, 1993.

         SECTION 3.11.    Taxes.

                 (a) Except for such matters as would not have an ANGC Material Adverse Effect, and except as set forth on Schedule 3.11(a) to the ANGC Disclosure Schedule, (i) all returns and reports ("Tax Returns") of or with respect to any Tax which is required to be filed on or before the Closing Date by or with respect to ANGC or any its subsidiaries have been or will be duly and timely filed, (ii) all items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return have been or will be so included and all information provided in each such Tax Return is true, correct and complete, (iii) all Taxes which have become or will become due with respect to the period covered by each such Tax Return have been or will be timely paid in full, (iv) all withholding Tax requirements imposed on or with respect to ANGC or any of its subsidiaries have been or will be satisfied in full in all respects, and (v) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax.

                 (b) All Tax Returns of or with respect to ANGC or any of its subsidiaries with unexpired or extended statutes of limitations which have been audited by the applicable governmental authority are set forth in Schedule 3.11(b) to the ANGC Disclosure Schedule.

                 (c) Except as set forth on Schedule 3.11(c) to the ANGC Disclosure Schedule, there is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to ANGC or any its subsidiaries or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to ANGC or any of its Subsidiaries.

                 (d) There is no claim against ANGC or any of its subsidiaries for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to ANGC or any of its subsidiaries other than those disclosed (and to which are attached true and complete copies of all audit or similar reports) on Schedule 3.11(d) to the ANGC Disclosure Schedule or which would not have an ANGC Material Adverse Effect.

                 (e) The total amounts set up as liabilities for current and deferred Taxes in the financial statements referred to in Section
         3.07 of this Agreement are sufficient to cover in all material respects the payment of all Taxes, whether or not assessed or disputed, which are, or are hereafter found to be, or to have been, due by or with respect to ANGC and any of its subsidiaries up to and through the periods covered thereby.

                 (f) ANGC has previously delivered to PEC true and complete copies of each written Tax allocation or sharing agreement and a true and complete description of each unwritten Tax allocation or sharing arrangement affecting ANGC or any of its subsidiaries.

                 (g) Except for statutory liens for current Taxes not yet due, no material liens for Taxes exist upon the assets of any of ANGC or its subsidiaries.

                 (h) Neither ANGC nor any of its subsidiaries will be required to include any amount in income for any taxable period beginning after September 30, 1993 as a result of a change in accounting method for any taxable period ending on or before September 30, 1993 or pursuant to any agreement with any Tax authority with respect to any such taxable period.

                 (i) Except as set forth on Schedule 3.11(i) to the ANGC Disclosure Schedule, none of the property of ANGC or any of its subsidiaries is held in an arrangement for which partnership Tax Returns are being filed, and neither ANGC nor any of its subsidiaries owns any interest in any controlled foreign corporation (as defined in section 957 of the Code), passive foreign investment company (as defined in section 1296 of the Code) or other entity the income of which is required to be included in the income of ANGC or such subsidiary.

                 (j) Except as set forth on Schedule 3.11(j) to the ANGC Disclosure Schedule, none of the property of ANGC or any of its subsidiaries is subject to a safe- harbor lease (pursuant to section 168(f)(8) of the Internal Revenue Code of 1954 as in effect after the Economic Recovery Tax Act of 1981 and before the Tax Reform Act of
         1986) or is "tax-exempt use property" (within the meaning of section 168(h) of the Code) or "tax-exempt bond financed property" (within the meaning of section 168(g)(5) of the Code).

                 (k) Except as set forth on Schedule 3.11(k) to the ANGC Disclosure Schedule, none of the transactions contemplated by this Agreement will result in any

         Tax liability or the recognition of any item of income or gain to ANGC or any of its subsidiaries.

                 (l) Neither ANGC nor any of its subsidiaries has made an election under section 341(f) of the Code.

         SECTION 3.12.    Tax Matters; Pooling.

                  (a) Neither ANGC nor, to the knowledge of ANGC, any of its affiliates has taken or agreed to take any action that would prevent the Merger from (a) constituting a reorganization qualifying under the provisions of Section 368(a) of the Code or (b) being treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles and the rules, regulations and interpretations of the SEC (a "Pooling Transaction").

                 (b) There is no plan or intention by any stockholder of ANGC who owns five percent or more of ANGC Common Stock, and to the best knowledge of ANGC there is no plan or intention on the part of any of the remaining stockholders of ANGC Common Stock, to sell, exchange or otherwise dispose of a number of shares of PEC Common Stock to be received in the Merger that would reduce the ANGC stockholders' ownership of PEC Common Stock to a number of shares having a value, as of the Effective Time, of less than 50 percent of the value of all of the ANGC Common Stock (including shares of ANGC Common Stock exchanged for cash in lieu of fractional shares of PEC Common Stock) outstanding immediately prior to the Effective Time.

                 (c) Following the Merger, ANGC will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets held immediately prior to the Merger. For purposes of this representation, amounts used by ANGC to pay Merger expenses and all redemptions and distributions (except for regular, normal dividends) made by ANGC will be included as assets of ANGC immediately prior to the Merger.

                 (d) ANGC and the holders of ANGC Common Stock will each pay their respective expenses, if any, incurred in connection with the Merger.

                 (e) There is no intercorporate indebtedness existing between ANGC and PEC or between ANGC and Merger Sub that was issued, acquired, or will be settled at a discount.

                 (f)      ANGC is not an investment company as defined in
         Section 368(a)(2)(F)(iii) and (iv) of the Code.

                 (g) ANGC is not under the jurisdiction of a court in a title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code.

                 (h) The total amount of cash to be received by stockholders of ANGC Common Stock in lieu of fractional shares of PEC Common Stock will not exceed one percent of the total fair market value of the PEC Common Stock (as of the Effective Time) to be issued in the Merger.

         SECTION 3.13.    Affiliates.  Schedule 3.13 to the ANGC Disclosure
Schedule identifies all persons who, to the knowledge of ANGC, may be deemed to be affiliates of ANGC under Rule 145 of the Securities Act, including, without limitation, all directors and executive officers of ANGC. Concurrently with the execution and delivery of this Agreement, ANGC has delivered to PEC an executed letter agreement, substantially in the form of Exhibit A hereto, from certain of such persons identified on Schedule 3.13 to the ANGC Disclosure Schedule and will use its reasonable best efforts to deliver to PEC within ten days after the date of this Agreement an executed letter agreement, substantially in the form of Exhibit A hereto, from each of the other persons identified on Schedule 3.13.

         SECTION 3.14.    Certain Business Practices.   None of ANGC, any of
its subsidiaries or any directors, officers, agents or employees of ANGC or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or
(iii) made any other unlawful payment.

         SECTION 3.15 Environmental Matters. Except for matters disclosed in Schedule 3.15 of the ANGC Disclosure Letter and except for matters that would not result, individually or in the aggregate with all other such matters, in liability to ANGC or any of its subsidiaries in excess of $3,000,000, (i) the properties, operations and activities of ANGC and its subsidiaries are in compliance with all applicable Environmental Laws; (ii) ANGC and its subsidiaries and the properties and operations of ANGC and its subsidiaries are not subject to any existing, pending or, to the knowledge of ANGC, threatened action, suit, investigation, inquiry or proceeding by or before any governmental authority under any Environmental Law; (iii) all notices, permits, licenses, or similar authorizations, if any, required to be obtained or filed by ANGC or any of its subsidiaries under any Environmental Law in connection with any aspect of the business of ANGC or its subsidiaries, including without limitation those relating to the treatment, storage, disposal or release of a hazardous substance, have been duly obtained or filed and will remain valid and in effect after the Merger, and ANGC and its subsidiaries are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations; (iv) ANGC and its subsidiaries have satisfied and are currently in compliance with all financial responsibility requirements applicable to their operations and imposed by any governmental authority under any Environmental Law, and ANGC and its subsidiaries have not received any notice of noncompliance with any such financial responsibility requirements; (v) to ANGC's knowledge, there are no physical or environmental conditions existing on any property of ANGC or its subsidiaries or resulting from ANGC's or such subsidiaries' operations or activities, past or present, at any location, that would give rise to any on-site or off-site remedial obligations imposed on ANGC or any of its subsidiaries under any Environmental Laws; (vi) to ANGC's knowledge, since the effective date of the relevant requirements of applicable Environmental Laws and to the extent required by such applicable Environmental Laws, all hazardous substances generated by ANGC and its subsidiaries have been transported only by carriers authorized under Environmental Laws to transport such substances and wastes, and disposed of only at treatment, storage, and disposal facilities authorized under Environmental Laws to treat, store or dispose of such substances and wastes; (vii) there has been no exposure of any person or property to hazardous substances or any pollutant or contaminant, nor has there been any release of hazardous substances, or any pollutant or contaminant into the environment by ANGC or its subsidiaries or in connection with their properties or operations that could reasonably be expected to give rise to any claim against ANGC or any of its subsidiaries for damages or compensation; and
(viii) ANGC and its subsidiaries have made available to PEC all non-privileged internal and external environmental audits and studies and all non-privileged correspondence on substantial environmental matters in the possession of ANGC or its subsidiaries relating to any of the current or former properties or operations of ANGC and its subsidiaries.

         For purposes of this Agreement, the term "Environmental Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, or orders of any Governmental Entity pertaining to health or the environment currently in effect in any and all jurisdictions in which the party in question and its subsidiaries own property or conduct business, including without limitation, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Hazardous & Solid Waste Amendments Act of 1984, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Oil Pollution Act of 1990 ("OPA"), any state laws implementing the foregoing federal laws, and any state laws pertaining to the handling of oil and gas exploration and production wastes or the use, maintenance, and closure of pits and impoundments, and all other environmental conservation or protection laws. For purposes of this Agreement, the terms "hazardous substance" and "release" have the meanings specified in CERCLA, and the term "disposal" has the meaning specified in RCRA; provided, however, that to the extent the laws of the state in which the property is located establish a meaning for "hazardous substance," "release," or "disposal" that is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

         SECTION 3.16. Vote Required. The only vote of the holders of any class or series of ANGC capital stock necessary to approve the Merger and adopt this Agreement is the affirmative vote of the holders of a majority of the outstanding shares of ANGC Common Stock.

         SECTION 3.17. Brokers. Except as set forth in Schedule 3.17 to the ANGC Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of ANGC. Prior to the date of this Agreement, ANGC has delivered to PEC a complete and correct copy of all agreements referenced in Schedule 3.17 to the ANGC Disclosure Schedule pursuant to which such firm will be entitled to any payment relating to the transactions contemplated by this Agreement.

         SECTION 3.18. Insurance. ANGC and each of its subsidiaries are currently insured, and during each of the past five calendar years have been insured, for reasonable amounts against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured.

         SECTION 3.19. Properties. Except for liens arising in the ordinary course of business after the date hereof and properties and assets disposed of in the ordinary course of business after the date of the most recent balance sheet contained in the Form 10-Q referred to below, ANGC and its subsidiaries have defensible title (or, with respect to pipelines, equipment, other tangible personal property, easements, rights of way, servitudes, permits, surface leases and other similar assets and rights used in connection with ANGC's natural gas gathering, processing and storage operations (collectively, "Pipeline Assets"), title to or interest in the applicable Pipeline Asset sufficient to enable ANGC and its subsidiaries to conduct their business with respect thereto without material interference as it is currently being conducted or as described in the ANGC SEC Reports), free and clear of all liens, the existence of which would have an ANGC Material Adverse Effect, to all their material properties and assets, whether tangible or intangible, real, personal or mixed, reflected in ANGC's most recent consolidated balance sheet contained in ANGC's most recent ANGC SEC Report on Form 10-Q filed prior to the date hereof as being owned by ANGC and its subsidiaries as of the date thereof or purported to be owned on the date hereof. All buildings, and all fixtures, equipment and other property and assets which are material to its business on a consolidated basis, held under leases by any of ANGC or its subsidiaries are held under valid instruments enforceable by ANGC or its subsidiaries in accordance with their respective terms. Substantially all of ANGC's and its subsidiaries' equipment in regular use has been well maintained and is in good and serviceable condition, reasonable wear and tear excepted.

         SECTION 3.20.    Certain Contracts and Restrictions.

                  (a) Schedule 3.20(a) to the ANGC Disclosure Schedule lists, as of the date of this Agreement, each agreement, contract or commitment to which ANGC or any of its subsidiaries is a party or by which ANGC or any of its subsidiaries is bound (i) involving consideration during the previous twelve months in excess of $4,000,000 (for on system agreements, contracts or commitments) or $8,000,000 (for off system agreements, contracts or commitments), or which is otherwise material to the financial condition, results of operations or current or future business of ANGC and its subsidiaries, taken as a whole, of a duration in excess of one month for the receiving, storing, processing, purchasing, transporting, gathering, exchanging or sale of Hydrocarbons (either for the account of ANGC or a subsidiary thereof or on behalf of third parties), identifying separately (with respect to sales, purchase, transportation, storage, gathering and exchange agreements, contracts or commitments) which
         agreements, contracts or commitments are   firm or interruptible
         delivery or transportation or (ii) which is a swap, exchange or futures contract. As used in clause (i) in reference to any sales, purchase, transportation, storage or exchange agreement, contract or commitment, the term "interruptible" means that neither ANGC nor any of its subsidiaries will be liable for any damages (including, without limitation, consequential damages) if it elects to not purchase, sell, transport or exchange hydrocarbons in connection with such agreement, contract or commitment, and the term "firm" means that such agreement, contract or commitment does not meet the foregoing definition of "interruptible".

                 (b) Except as set forth on Schedule 3.20(b) to the ANGC Disclosure Schedule, there is nothing in any contract, agreement or commitment between ANGC or any of its subsidiaries and any third party or in applicable Law or orders of Governmental Entities having jurisdiction to which ANGC or any of its subsidiaries or any of the assets or services thereof may be subject which following the Effective Time (i) would preclude PEC from charging and collecting, without the necessity for approvals of any Governmental Entity and without refund obligation, market based rates for receiving, storing, processing, purchasing, transporting, gathering, exchanging or selling Hydrocarbons; (ii) would preclude PEC from releasing or brokering on a permanent or temporary basis its capacity or contract rights in third party Hydrocarbon facilities; (iii) would preclude PEC from constructing additions to, modifications of, or interconnections with third parties of its transportation, storage, processing or gathering facilities; or (iv) may require PEC to make refunds of amounts collected for sales or services.

                 (c) The term "Hydrocarbons" means crude oil, natural gas, natural gas liquids and other hydrocarbons produced from crude oil or natural gas.

         SECTION 3.21. Easements. The business of ANGC and its subsidiaries has been operated in a manner which does not violate the material terms of any easements, rights of way, permits, servitudes, licenses, leasehold estates and similar rights relating to real property used by ANGC and its subsidiaries in such business (collectively, "Easements") material to such business. All material Easements are valid and enforceable and grant the rights purported to be granted thereby and all rights necessary thereunder for the current operation of such business. There are no spacial gaps in the Easements which would materially impair the conduct of such business, and no material part of the Pipeline Assets is located on property which is not owned in fee by ANGC or a subsidiary or subject to an Easement in favor of ANGC or a subsidiary.

         SECTION 3.22. Public Utility Holding Company Act, Etc. None of ANGC or any of its subsidiaries is a "public utility company" or a "holding company" or a "subsidiary company" of a "holding company", or an affiliate of a "holding company" or a "subsidiary company" of a "holding company", in each case within the meaning of the Public Utility Holding Company Act of 1935, as amended, and none of ANGC or any of its subsidiaries is a utility under federal or any state law.

         SECTION 3.23. Futures Trading and Fixed Price Exposure. None of ANGC or any of its subsidiaries engages in any natural gas or other futures or options trading or is a party to any price swaps, hedges, futures or similar instruments, except for transactions and agreements entered into primarily to hedge contracts for the purchase or sale of Hydrocarbons to which ANGC or one of its subsidiaries is a party. Schedule 3.23(i) to the ANGC Disclosure Schedule sets forth a true and correct statement of the position, as of the date hereof, of ANGC and its subsidiaries with respect to obligations under Fixed Price Contracts (including, with respect to each Fixed Price Contract, location of delivery and variations in the obligation to take or deliver) and related Hydrocarbon price swaps, hedges, futures or similar instruments to which ANGC or any of its subsidiaries is a party. As used herein, "Fixed Price Contracts" means any contracts, commitments or agreements for the purchase or sale of Hydrocarbons (i) having, as of October 6, 1994, a remaining term of two months or more, wherein the purchase or sales price thereunder throughout all or part of the life of such contract, commitment or agreement is a fixed amount or an amount that is otherwise reasonably determinable as of the date hereof pursuant to the terms of such contract, commitment or agreement, or (ii) which ANGC or any subsidiary thereof has hedged with futures contracts or otherwise; provided, that the term Fixed Price Contracts will not include any contract, commitment or agreement wherein the purchase or sales price thereunder throughout all of the life of the contract, commitment or agreement is based on a market responsive reference price for a Hydrocarbon.

         SECTION 3.24. Information Supplied. Without limiting any of the representations and warranties contained herein, no representation or warranty of ANGC and no statement by ANGC or other information contained in the ANGC Disclosure Schedule or any document incorporated therein by reference or delivered by ANGC to PEC since the date of the Confidentiality Agreement, as of the date of such representation, warranty, statement or document, contains or contained any untrue statement of material fact, or, at the date thereof, omits or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements are or were made, not misleading.

         SECTION 3.25. Opinion of Financial Advisor. ANGC has received the opinion of Dillon, Read & Co. Inc. to the effect that, as of the date of delivery of such opinion, the Merger Consideration to be received by the holders of ANGC Common Stock in the Merger is fair, from a financial point of view, to such holders. ANGC will promptly deliver to PEC a true and complete written copy of such opinion.


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF PEC

         The PEC Companies hereby represent and warrant to ANGC that:

         SECTION 4.01. Organization and Qualification. Each of the PEC Companies is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would not have a PEC Material Adverse Effect. The term "PEC Material Adverse Effect" as used in this Agreement shall mean any change or effect that, individually or when taken together with all such other changes or effects, would be materially adverse to the financial condition, results of operations or current or future business of PEC and its subsidiaries, taken as a whole.

         SECTION 4.02. Charter and Bylaws. PEC has heretofore furnished to ANGC a complete and correct copy of the charter and bylaws, as amended or restated, of each of the PEC Companies. None of the PEC Companies is in violation of any of the provisions of its charter or any material provision of its bylaws.

         SECTION 4.03.    Capitalization.

                 (a) The authorized capital stock of PEC consists of (i) 300,000,000 shares of PEC Common Stock, of which (x) as of October 6, 1994, 120,704,441 shares were issued and outstanding, (y) as of October 6, 1994, no shares were held in treasury by PEC and (z) as of September 30, 1994, 2,084,393 shares were reserved for future issuance pursuant to outstanding stock options and conditional stock units;
         and (ii)

         3,000,000 shares of preferred stock, par value $1.00 per share ("PEC Preferred Stock"), of which no shares are issued and outstanding, and, as of the date hereof, 1,000,000 shares of Participating Preferred Stock were reserved for issuance pursuant to PEC Preferred Stock Purchase Rights. Except as described in this Section 4.03 or in
         Schedule 4.03(a) of the PEC Disclosure Schedule, as of the date of this Agreement, no shares of capital stock of PEC are reserved for any purpose. The outstanding shares of capital stock of PEC are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of (nor are any of the authorized shares of capital stock of PEC subject to) any preemptive or similar rights created by statute, the charter or bylaws of PEC, or any agreement to which PEC is a party or bound.

                 (b)      Except as set forth in Section 4.03(a) above or in
         Schedule 4.03(b)(i) to the PEC Disclosure Schedule, there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which PEC is a party relating to the issued or unissued capital stock of PEC or obligating PEC to grant, issue or sell any shares of the capital stock of PEC, by sale, lease, license or otherwise. Except as set forth in Schedule 4.03(b)(ii) to the PEC Disclosure Schedule, there are no obligations, contingent or otherwise, of PEC or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of PEC Common Stock or other capital stock of PEC. There are no voting trusts, proxies or other agreements or understandings to which PEC is a party or by which PEC is bound with respect to the voting of any shares of capital stock of PEC.

                 (c) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $1.00 per share ("Merger Sub Common Stock"). As of the date of this Agreement, 1,000 shares of Merger Sub Common Stock were issued and outstanding and held by PEC, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Merger Sub's charter or bylaws or any agreement to which Merger Sub is a party or is bound.

                 (d) The shares of PEC Common Stock to be issued pursuant to the Merger (i) will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, PEC's charter or bylaws or any agreement to which PEC is a party or is bound and (ii) will, when issued, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under applicable Blue Sky Laws and listed on the NYSE.

         SECTION 4.04. Authority. Each of the PEC Companies has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby (subject to, with respect to the issuance of the PEC Common Stock in the Merger, the approval thereof by the holders of the PEC Common Stock as described in Section 4.12) . The execution and delivery of this Agreement by each of the PEC Companies and the consummation by each of the PEC Companies of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of any of the PEC Companies are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (subject to, with respect to the issuance of the PEC Common Stock in the Merger, the approval thereof by the holders of the PEC Common Stock as described in Section 4.12). This Agreement has been duly executed and delivered by each of the PEC Companies and, assuming the due authorization, execution and delivery thereof by ANGC, constitutes the legal, valid and binding obligation of each of the PEC Companies.

         SECTION 4.05.    No Conflict; Required Filings and Consents.

                 (a) The execution and delivery of this Agreement by each of the PEC Companies does not, and the consummation of the transactions contemplated hereby will not (i) conflict with or violate the charter or bylaws, or the equivalent organizational documents, in each case as amended or restated, of PEC or any of PEC's subsidiaries,
         (ii) conflict with or violate any Laws applicable to PEC or any of PEC's subsidiaries or by which any of their properties is bound or subject, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of PEC or any of PEC's subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which PEC or any of PEC's subsidiaries is a party or by or to which PEC or any of PEC's subsidiaries or any of their respective properties is bound or subject, except for any such conflicts or violations described in clause (ii) or breaches, defaults, events, rights of termination, amendment, acceleration or cancellation or liens or encumbrances described in clause (iii) that would not have a PEC Material Adverse Effect.

                 (b) The execution and delivery of this Agreement by each of the PEC Companies does not, and the consummation of the transactions contemplated hereby will not, require any of the PEC Companies to obtain any consent, license, permit, approval, waiver, authorization or order of, or to make any filing with or notification to, any Governmental Entities, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws and the HSR Act and the filing and recordation of appropriate merger documents as required by Delaware Law , and

         (ii) where the failure to obtain such consents, licenses, permits, approvals, waivers, authorizations or orders, or to make such filings or notifications, would not, either individually or in the aggregate, prevent any of the PEC Companies from performing its obligations under this Agreement and would not have a PEC Material Adverse Effect.

         SECTION 4.06. Permits; Compliance. As of the date of this Agreement, each of PEC and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "PEC Permits"), and there is no action, proceeding or investigation pending or, to the knowledge of PEC, threatened regarding suspension or cancellation of any of the PEC Permits, except where the failure to possess, or the suspension or cancellation of, such PEC Permits would not have a PEC Material Adverse Effect. Neither PEC nor any of its subsidiaries is in conflict with, or in default or violation of (a) any Law applicable to PEC or any of its subsidiaries or by or to which any of their respective properties is bound or subject or (b) any of the PEC Permits, except for any such conflicts, defaults or violations described in the PEC SEC Reports filed prior to the date hereof or which would not have a PEC Material Adverse Effect. During the period commencing on December 31, 1993 and ending on the date hereof, neither PEC nor any of its subsidiaries has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws, except for written notices relating to possible conflicts, defaults or violations described in the PEC SEC Reports filed prior to the date hereof or that would not have a PEC Material Adverse Effect.

         SECTION 4.07.    Reports; Financial Statements.

                 (a) Since December 31, 1991, PEC and its subsidiaries have filed (i) all forms, reports, statements and other documents required to be filed with (A) the SEC, including, without limitation,
         (1) all Annual Reports on Form 10-K, (2) all Quarterly Reports on Form 10-Q, (3) all proxy statements relating to meetings of stockholders (whether annual or special), (4) all Current Reports on Form 8-K and
         (5) all other reports, schedules, registration statements or other documents (collectively, the "PEC SEC Reports") and (B) any applicable state securities authorities and (ii) all forms, reports, statements and other documents required to be filed with any other applicable federal or state regulatory authorities, except where the failure to file any such forms, reports, statements or other documents would not have a PEC Material Adverse Effect (all such forms, reports, statements and other documents in clauses (i) and (ii) of this Section 4.07(a) being referred to herein, collectively, as the "PEC Reports"). The PEC Reports, including all PEC Reports filed after the date of this Agreement and prior to the Effective Time (x) were or will be prepared in all material respects in accordance with the requirements of applicable Law (including, with respect to the PEC SEC

         Reports, the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such PEC SEC Reports) and (y) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the PEC SEC Reports filed prior to the Effective Time (i) have been or will be prepared in accordance with the published rules and regulations of the SEC and generally accepted accounting principles applied on a consistent basis throughout the periods involved (except
         (A) to the extent required by changes in generally accepted accounting principles and (B) with respect to PEC SEC Reports filed prior to the date of this Agreement, as may be indicated in the notes thereto) and
         (ii) fairly present or will fairly present the consolidated financial position of PEC and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated (including reasonable estimates of normal and recurring year-end adjustments), except that (x) any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments and (y) any pro forma financial information contained in such consolidated financial statements is not necessarily indicative of the consolidated financial position of PEC and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated.

         SECTION 4.08. Absence of Certain Changes or Events. Except as disclosed in the PEC SEC Reports filed prior to the date of this Agreement or as contemplated by this Agreement or as set forth in Schedule 4.08 to the PEC Disclosure Schedule, since June 30, 1994, each of PEC and its subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice, and there has not been: (i) any material damage, destruction or loss (whether or not covered by insurance) with respect to any material assets of PEC or any of its subsidiaries; (ii) any material change by PEC or its subsidiaries in their accounting methods, principles or practices; (iii) except for dividends by a subsidiary of PEC to PEC or another subsidiary of PEC, any declaration, setting aside or payment of any dividends or distributions in respect of shares of PEC Common Stock (other than regular quarterly dividends in an amount not exceeding $.21 per share) or the shares of stock of, or other equity interests in, any subsidiary of PEC, or any redemption, purchase or other acquisition by PEC or any of PEC's subsidiaries of any of PEC's securities or any of the securities of any subsidiary of PEC; or (iv) a PEC Material Adverse Effect.

         SECTION 4.09. Absence of Litigation. Except as disclosed in the PEC SEC Reports filed prior to the date of this Agreement or as set forth in
Schedule 4.09 to the PEC Disclosure Schedule, there is no claim, action, suit, litigation, proceeding, arbitration or, to the knowledge of PEC, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge or PEC, threatened against PEC or any of its subsidiaries or any properties or rights of PEC or any of its subsidiaries (except for claims, actions, suits, litigation, proceedings, arbitrations or investigations which would not have a PEC Material Adverse Effect) and neither PEC nor any of its subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of PEC, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and desist or other orders, except for matters which would not have a PEC Material Adverse Effect.

         SECTION 4.10. Tax Matters; Pooling. None of the PEC Companies nor, to the knowledge of PEC, any of their affiliates has taken or agreed to take any action that would prevent the Merger (a) from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code or
(b) from being treated as a Pooling Transaction for financial accounting purposes.

         SECTION 4.11.    Affiliates.  Schedule 4.11 to the PEC Disclosure
Schedule identifies all persons who, to the knowledge of PEC, may be deemed to be affiliates of PEC under Rule 1-02 of Regulation S-X of the SEC, including, without limitation, all directors and executive officers of PEC. Concurrently with the execution and delivery of this Agreement, PEC has delivered to ANGC an executed letter agreement, substantially in the form of Exhibit B hereto, from each such person so identified on Schedule 4.11 to the PEC Disclosure Schedule.

         SECTION 4.12. Vote Required. The only vote of the holders of any class or series of PEC capital stock necessary to approve the issuance of the PEC Common Stock in the Merger is, pursuant to the Rule 312 of the NYSE, the affirmative vote of the holders of a majority of the outstanding shares of PEC Common Stock voted on the proposal to so issue the PEC Common Stock; provided that the total vote cast on such proposal represents over 50% in interest of the outstanding PEC Common Stock. No vote of the holders or any class or series of PEC capital stock is required to approve the Merger and adopt this Agreement. PEC, as the sole stockholder of Merger Sub, will promptly vote to approve the Merger and adopt this Agreement.

         SECTION 4.13. Brokers. Except as set forth on Schedule 4.13 to the PEC Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the PEC Companies.

         SECTION 4.14. Information Supplied. Without limiting any of the representations and warranties contained herein, no representation or warranty of the PEC Companies and no statement by the PEC Companies or other information contained in the PEC Disclosure Schedule or any document incorporated therein by reference or delivered by PEC to ANGC since the date of the Confidentiality Agreement, as of the date of such representation, warranty, statement or document, contains or contained any untrue statement of material fact, or, at the date thereof, omits or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements are or were made, not misleading.

         SECTION 4.15. Employee Benefit Plans; Labor Matters. With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of ERISA), maintained or contributed to by PEC or any of its subsidiaries, or with respect to which PEC or any of its subsidiaries could incur liability under
Section 4069, 4212(c) or 4204 of ERISA (the "PEC Benefit Plans"), no event has occurred and, to the knowledge of PEC, there currently exists no condition or set of circumstances, in connection with which PEC or any of its subsidiaries could be subject to any liability under the terms of the PEC Benefit Plans, ERISA, the Code or any other applicable Law which would have a PEC Material Adverse Effect. There is no pending or threatened labor dispute, strike or work stoppage against PEC or any of its subsidiaries which would have a PEC Material Adverse Effect.

         SECTION 4.16. Taxes. (a) There is no claim against PEC or any of its subsidiaries for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to PEC or any of its subsidiaries other than those disclosed on Schedule 4.16 to the PEC Disclosure Schedule or which would not have a PEC Material Adverse Effect.

         (b) The total amounts set up as liabilities for current and deferred Taxes in the financial statements referred to in Section 4.07 of this Agreement are sufficient to cover in all material respects the payment of all Taxes, whether or not assessed or disputed, which are, or are hereafter found to be, or to have been, due by or with respect to PEC and any of its subsidiaries up to and through the periods covered thereby.

         SECTION 4.17.    Certain Business Practices.   None of PEC, any of its
subsidiaries or any directors, officers, agents or employees of PEC or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or
(iii) made any other unlawful payment.

         SECTION 4.18. Environmental Matters. Except for matters disclosed in the PEC SEC Reports filed prior to the date hereof or disclosed in Schedule
4.18 of the PEC Disclosure

Schedule, and except for matters that would not, individually or in the aggregate, result in a PEC Material Adverse Effect, (i) the properties, operations and activities of PEC and its subsidiaries are in compliance with all applicable Environmental Laws; (ii) PEC and its subsidiaries and the properties and operations of PEC and its subsidiaries are not subject to any existing, pending or, to the knowledge of PEC, threatened action, suit, investigation, inquiry or proceeding by or before any governmental authority under any Environmental Law; (iii) all notices, permits, licenses, or similar authorizations, if any, required to be obtained or filed by PEC or any of its subsidiaries under any Environmental Law in connection with any aspect of the business of PEC or its subsidiaries, including without limitation those relating to the treatment, storage, disposal or release of a hazardous substance, have been duly obtained or filed and will remain valid and in effect after the Merger, and PEC and its subsidiaries are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations; (iv) PEC and its subsidiaries have satisfied and are currently in compliance with all financial responsibility requirements applicable to their operations and imposed by any governmental authority under any Environmental Law, and PEC and its subsidiaries have not received any notice of noncompliance with any such financial responsibility requirements; (v) to PEC's knowledge, there are no physical or environmental conditions existing on any property of PEC or its subsidiaries or resulting from PEC's or such subsidiaries' operations or activities, past or present, at any location, that would give rise to any on-site or off-site remedial obligations imposed on PEC or any of its subsidiaries under any Environmental Laws; (vi) to PEC's knowledge, since the effective date of the relevant requirements of applicable Environmental Laws and to the extent required by such applicable Environmental Laws, all hazardous substances generated by PEC and its subsidiaries have been transported only by carriers authorized under Environmental Laws to transport such substances and wastes, and disposed of only at treatment, storage, and disposal facilities authorized under Environmental Laws to treat, store or dispose of such substances and wastes; (vii) there has been no exposure of any person or property to hazardous substances or any pollutant or contaminant, nor has there been any release of hazardous substances or any pollutant or contaminant into the environment by PEC or its subsidiaries or in connection with their properties or operations that could reasonably be expected to give rise to any claim against PEC or any of its subsidiaries for damages or compensation; and (viii) PEC and its subsidiaries have made available to ANGC all non-privileged internal and external environmental audits and studies and all non-privileged correspondence on substantial environmental matters in the possession of PEC or its subsidiaries relating to any of the current or former properties or operations of PEC and its subsidiaries.

         SECTION 4.19. Insurance. PEC and each of its subsidiaries are currently insured, and during each of the past five calendar years have been insured, for reasonable amounts against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured.

         SECTION 4.20. Properties. Except for liens arising in the ordinary course of business after the date hereof and properties and assets disposed of in the ordinary course of business after the date of the most recent balance sheet contained in the Form 10-Q referred to below, PEC and its subsidiaries have defensible title (or, with respect to pipelines, equipment, other tangible personal property, easements, rights of way, servitudes, permits, surface leases and other similar assets and rights used in connection with PEC's pipeline operations (collectively, "PEC Pipeline Assets"), title to or interest in the applicable PEC Pipeline Asset sufficient to enable PEC and its subsidiaries to conduct their business with respect thereto without material interference as it is currently being conducted or as described in the PEC SEC Reports), free and clear of all liens, the existence of which would have a PEC Material Adverse Effect, to all their material properties and assets, whether tangible or intangible, real, personal or mixed, reflected in PEC's most recent consolidated balance sheet contained in PEC's most recent PEC SEC Report on Form 10-Q filed prior to the date hereof as being owned by PEC and its subsidiaries as of the date thereof or purported to be owned on the date hereof. All buildings, and all fixtures, equipment and other property and assets which are material to its business on a consolidated basis, held under leases by any of PEC or its subsidiaries are held under valid instruments enforceable by PEC or its subsidiaries in accordance with their respective terms.

         SECTION 4.21. Public Utility Holding Company Act, Etc. None of PEC or any of its subsidiaries is a "public utility company" or a "holding company" or a "subsidiary company" of a "holding company", or an affiliate of a "holding company" or a "subsidiary company" of a "holding company", in each case within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 4.22.    Futures Trading.  Except as set forth on Schedule
4.22 to the PEC Disclosure Schedule, none of PEC or any of its subsidiaries engages in any natural gas or other futures or options trading or is a party to any price swaps, hedges, futures or similar instruments, except for transactions and agreements entered into primarily to hedge contracts for the purchase or sale of Hydrocarbons to which PEC or one of its subsidiaries is a party.

         SECTION 4.23. Opinion of Financial Advisor. PEC has received the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated to the effect that, as of the date of delivery of such opinion, the Exchange Ratio is fair, from a financial point of view, to the holders of PEC Common Stock. PEC will promptly deliver to ANGC a true and complete written copy of such opinion.

                                   ARTICLE V

                                   COVENANTS

         SECTION 5.01. Affirmative Covenants of ANGC. ANGC hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by PEC, ANGC will and will cause its subsidiaries to:

                 (a) operate its business in all material respects in the usual and ordinary course consistent with past practices;

                 (b) use all reasonable efforts to preserve substantially intact its business organization, maintain its material rights and franchises, retain the services of its respective officers and key employees and maintain its relationships with its material customers and suppliers;

                 (c) maintain and keep its material properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with its customary business practice; and

                 (d) use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained.

         SECTION 5.02. Negative Covenants of ANGC. Except as expressly contemplated by this Agreement or otherwise consented to in writing by PEC, from the date of this Agreement until the Effective Time, ANGC will not do, and will not permit any of its subsidiaries to do, any of the foregoing:

                 (a) (i) increase the compensation payable to or to become payable to any director or executive officer, except for increases in salary or wages payable or to become payable in the ordinary course of business and consistent with past practice; (ii) grant any severance or termination pay (other than pursuant to the normal severance policy of ANGC or its subsidiaries as in effect on the date of this Agreement) to, or enter into or amend any employment or severance agreement with, any director, officer or employee; (iii) establish, adopt or enter into any employee benefit plan or arrangement; or (iv) except as may be required by applicable law and actions that are not inconsistent with the provisions of Section 6.08 of this Agreement, amend, or take any other actions (other than the acceleration of vesting or waiving of performance criteria permitted pursuant to the Benefit Plans upon a change in control of ANGC and not inconsistent with accounting for the Merger as a Pooling Transaction) with respect to, any of the Benefit Plans or any of the plans, programs, agreements, policies or other arrangements described in Section 3.10(d) of this Agreement;

                 (b) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock, except for dividends by a wholly owned subsidiary of ANGC to ANGC or another wholly owned subsidiary of ANGC and except for regular quarterly dividends with respect to ANGC Common Stock in an amount not to exceed $.03 per share;

                 (c) (i) except as described in Schedule 3.03(b)(ii) of the ANGC Disclosure Schedule, redeem, purchase or otherwise acquire any shares of its or any of its subsidiaries' capital stock or any securities or obligations convertible into or exchangeable for any shares of its or its subsidiaries' capital stock (other than any such acquisition directly from any wholly owned subsidiary of ANGC in exchange for capital contributions or loans to such subsidiary), or any options, warrants or conversion or other rights to acquire any shares of its or its subsidiaries' capital stock or any such securities or obligations (except in connection with the exercise of outstanding Stock Options in accordance with their terms); (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its or its subsidiaries' capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its or its subsidiaries' capital stock;

                 (d) (i) except as described in Schedule 3.03(b)(i) of the ANGC Disclosure Schedule and except as contemplated by the PEC Option Agreement, issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges or other encumbrances) of, any shares of any class of its or its subsidiaries' capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares (except as permitted pursuant to Section
         6.08 of this Agreement or for the issuance of shares upon the exercise of outstanding Stock Options or the vesting of restricted stock in accordance with the terms of outstanding Stock Awards); (ii) amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof; (iii) take any action to optionally accelerate the exercisability of Stock Options;

                 (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice) in each case which are material, individually or in the aggregate, to ANGC and its subsidiaries, taken as a whole;

                 (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its material assets or any material assets of any of its subsidiaries, except for dispositions of inventories and of assets in the ordinary course of business and consistent with past practice;

                 (g) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of ANGC or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by ANGC or any of ANGC's subsidiaries to take any such action, and ANGC shall promptly notify PEC of all relevant terms of any such inquiries and proposals received by ANGC or any of its subsidiaries or by any such officer, director, investment banker, financial advisor, attorney, accountant or other representative relating to any of such matters and if such inquiry or proposal is in writing, ANGC shall promptly deliver or cause to be delivered to PEC a copy of such inquiry or proposal; provided, however, that nothing contained in this subsection (g) shall prohibit the Board of Directors of ANGC from (i) furnishing information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide proposal in writing by such person or entity to acquire ANGC pursuant to a merger, consolidation, share exchange, business combination or other similar transaction or to acquire a substantial portion of the assets of ANGC or any of its Significant Subsidiaries, if, and only to the extent that (A) the Board of Directors of ANGC, after consultation with and based upon the advice of independent legal counsel (who may be ANGC's regularly engaged independent legal counsel), determines in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity ANGC (x) provides written notice to PEC to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity and (y) enters into with such person or entity a confidentiality agreement in reasonably customary form on terms not more favorable to such person or entity than the terms contained in that certain Confidentiality Agreement dated as of September 8, 1994 between PEC and ANGC (the "Confidentiality Agreement"); (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Competing Transaction; or (iii) failing to make or withdrawing or modifying its recommendation referred to in Section 6.02(a) if there exists a Competing Transaction and the Board of Directors of ANGC, after consultation with and based upon the advice of independent legal counsel (who may be ANGC's regularly engaged independent legal counsel), determines in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law. For purposes of this Agreement, "Competing Transaction" shall mean any of the following (other than the transactions contemplated by this Agreement) involving ANGC or any of its subsidiaries: (i) any merger, consolidation, share exchange, business combination or similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of ANGC and its subsidiaries, taken as a whole,
         (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of ANGC or the filing of a registration statement under the Securities Act in connection therewith; (iv) any person having acquired beneficial ownership of, or any group (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) having been formed which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the outstanding shares of capital stock of ANGC; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing ;

                 (h) release any third party from its obligations, or grant any consent, under any existing standstill provision relating to a Competing Transaction or otherwise under any confidentiality or other agreement, or fail to fully enforce any such agreement;

                 (i) adopt or propose to adopt any amendments to its charter or bylaws, which would alter the terms of its capital stock or would have an adverse impact on the consummation of the transactions contemplated by this Agreement;

                 (j) (A) change any of its methods of accounting in effect at June 30, 1994, or (B) make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes (except where the amount of such settlements or controversies, individually or in the aggregate, does not exceed $500,000), or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending September 30, 1993, except, in each case, as may be required by Law or generally accepted accounting principles;

                 (k) incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business consistent with past practice and in no event in excess of $5,000,000 in the aggregate, and except for borrowings under

         ANGC's working capital revolving credit facility of up to $40,000,000 for use for working capital needs;

                 (l) enter into any material arrangement, agreement or contract with any third party (other than customers in the ordinary course of business) which provides for an exclusive arrangement with that third party or is substantially more restrictive on ANGC or substantially less advantageous to ANGC than arrangements, agreements or contracts existing on the date hereof;

                 (m) take (and will use reasonable efforts to prevent any affiliate of ANGC from taking) any action that, in the judgment of KPMG Peat Marwick would cause the Merger not to be treated as a "pooling of interests" for financial accounting purposes; or

                 (n) agree in writing or otherwise to do any of the foregoing.

         SECTION 5.03.    Affirmative and Negative Covenants of PEC.

                 (a) PEC hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by ANGC, PEC will and will cause its subsidiaries to:

                          (i) operate its business in all material respects in the usual and ordinary course consistent with past practices;

                          (ii) use all reasonable efforts to preserve substantially intact its business organization, maintain its material rights and franchises, retain the services of its respective officers and key employees and maintain its relationships with its material customers and suppliers;

                          (iii) maintain and keep its material properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with its customary business practice; and

                          (iv) use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained.

                 (b) Except as expressly contemplated by this Agreement or otherwise consented to in writing by ANGC, from the date of this Agreement until the Effective

         Time, PEC will not do, and will not permit any of its subsidiaries to do, any of the following:

                          (i) knowingly take any action which would result in a failure to maintain the trading of the PEC Common Stock on the NYSE;

                          (ii) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock, except for dividends by a wholly owned subsidiary of PEC to PEC or another wholly owned subsidiary of PEC and except for regular quarterly dividends with respect to PEC Common Stock in an amount not to exceed $.21 per share;

                          (iii) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice), which, in each case, would materially delay or prevent the consummation of the transactions contemplated by this Agreement;

                          (iv) adopt or propose to adopt any amendments to its charter or bylaws, which would have an adverse impact on the consummation of the transactions contemplated by this Agreement;

                          (v) take (and will use reasonable efforts to prevent any affiliate of PEC from taking) any action that, in the judgment of KPMG Peat Marwick, would cause the Merger not to be treated as a "pooling of interests" for financial accounting purposes; or

                          (vi) agree in writing or otherwise to do any of the foregoing.

         SECTION 5.04.    Access and Information.

                 (a) ANGC shall, and shall cause its subsidiaries to (i) afford to PEC and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "PEC Representatives") reasonable access at reasonable times, upon reasonable prior notice, to the officers, employees, agents, properties, offices and other facilities of ANGC and its subsidiaries and to the books and records thereof and (ii) furnish promptly to PEC and the PEC Representatives such information concerning the business, properties, contracts, records and personnel of ANGC and its subsidiaries (including, without limitation, financial, operating and other data and information) as may be reasonably requested, from time to time, by PEC.

                 (b) PEC shall, and shall cause its subsidiaries to (i) afford to ANGC and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "ANGC Representatives") reasonable access at reasonable times, upon reasonable prior notice, to the officers, employees, accountants, agents, properties, offices and other facilities of PEC and its subsidiaries and to the books and records thereof and (ii) furnish promptly to ANGC and the ANGC Representatives such information concerning the business, properties, contracts, records and personnel of PEC and its subsidiaries (including, without limitation, financial, operating and other data and information) as may be reasonably requested, from time to time, by ANGC.

                 (c)      Notwithstanding the foregoing provisions of this
         Section 5.04, neither party shall be required to grant access or furnish information to the other party to the extent that such access or the furnishing of such information is prohibited by law. No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are herein contained and each such representation and warranty shall survive such investigation.

                 (d) The information received pursuant to Section 5.04 (a) and (b) shall be deemed to be "Confidential Information" for purposes of the Confidentiality Agreement.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

         SECTION 6.01.    Meetings of Stockholders.

                 (a) ANGC shall, promptly after the date of this Agreement, take all actions necessary in accordance with Delaware Law and its charter and bylaws to convene a special meeting of ANGC's stockholders to act on this Agreement (the "ANGC Stockholders Meeting"), and ANGC shall consult with PEC in connection therewith. ANGC shall use its best efforts to solicit from stockholders of ANGC proxies in favor of the approval and adoption of this Agreement and to secure the vote of stockholders required by Delaware Law and its charter and bylaws to approve and adopt this Agreement, unless otherwise necessary due to the applicable fiduciary duties of the directors of ANGC, as determined by such directors in good faith after consultation with and based upon the advice of independent legal counsel (who may be ANGC's regularly engaged independent legal counsel).

                 (b) PEC shall, promptly after the date of this Agreement, take all actions necessary in accordance with Delaware Law and its charter and bylaws to convene a special meeting of PEC's stockholders to approve the issuance of the PEC Common Stock in connection with the Merger pursuant to the requirements of Rule 312 of the NYSE (the "PEC Stockholders Meeting"). PEC shall use its best efforts to solicit from stockholders of PEC proxies in favor of the approval of such issuance of PEC Common Stock and to secure the vote of stockholders required by Rule 312 of the NYSE.

         SECTION 6.02.    Registration Statement; Proxy Statements.

                 (a) As promptly as practicable after the execution of this Agreement, PEC shall prepare and file with the SEC a registration statement on Form S-4 (such registration statement, together with any amendments thereof or supplements thereto, being the "Registration Statement"), containing a proxy statement/prospectus for stockholders of ANGC (the "ANGC Proxy Statement/Prospectus") and a proxy statement and form of proxy for stockholders of PEC ( together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to PEC's stockholders, the "PEC Proxy Statement"), in connection with the registration under the Securities Act of the offer and sale of PEC Common Stock to be issued in the Merger and the other transactions contemplated by this Agreement. As promptly as practicable after the execution of this Agreement, ANGC shall prepare and file with the SEC a proxy statement that will be the same as the ANGC Proxy Statement/Prospectus, and a form of proxy, in connection with the vote of ANGC's stockholders with respect to the Merger (such proxy statement and form of proxy, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to ANGC's stockholders, being the
         "ANGC Proxy Statement").   Each of PEC and ANGC will use its best
         efforts to cause the Registration Statement to be declared effective as promptly as practicable, and shall take any action required to be taken under any applicable federal or state securities laws in connection with the issuance of shares of PEC Common Stock in the Merger. Each of PEC and ANGC shall furnish to the other all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions. As promptly as practicable after the Registration Statement shall have been declared effective, ANGC shall mail the ANGC Proxy Statement to its stockholders entitled to notice of and to vote at the ANGC Stockholders Meeting and PEC shall mail the PEC Proxy Statement to its stockholders entitled to notice of and to vote at the PEC Stockholders Meeting. The ANGC Proxy Statement shall include the recommendation of ANGC's Board of Directors in favor of the Merger and adoption of this Agreement, unless otherwise necessary due to the applicable fiduciary duties of the directors of ANGC, as determined by such directors in good faith after consultation with and based upon the advice of independent legal counsel (who may be ANGC's regularly engaged independent legal counsel). The PEC Proxy Statement shall include the recommendation of PEC's Board of Directors in favor of approval of the issuance of the PEC Common Stock in the Merger.

                 (b) The information supplied by ANGC for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by ANGC for inclusion in (i) the ANGC Proxy Statement to be sent to the stockholders of ANGC in connection with the ANGC Stockholders Meeting shall not, at the date the ANGC Proxy Statement (or any supplement thereto) is first mailed to stockholders, at the time of the ANGC Stockholders Meeting or at the Effective Time and (ii) the PEC Proxy Statement to be sent to the stockholders of PEC in connection with the PEC Stockholders Meeting shall not, at the date the PEC Proxy Statement (or any supplement thereto) is first mailed to stockholders, at the time of the PEC Stockholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to ANGC or any of its affiliates, or its or their respective officers or directors, should be discovered by ANGC that should be set forth in an amendment to the Registration Statement or a supplement to the ANGC Proxy Statement or the PEC Proxy Statement, ANGC shall promptly inform PEC thereof in writing. All documents that ANGC is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

                 (c) The information supplied by PEC for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by PEC for inclusion in (i) the ANGC Proxy Statement to be sent to the stockholders of ANGC in connection with the ANGC Stockholders Meeting shall not, at the date the ANGC Proxy Statement (or any supplement thereto) is first mailed to stockholders, at the time of the ANGC Stockholders Meeting or at the Effective Time and (ii) the PEC Proxy Statement to be sent to the stockholders of PEC in connection with the PEC Stockholders Meeting shall not, at the date the PEC Proxy Statement (or any supplement thereto) is first mailed to stockholders, at the time of the PEC Stockholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to PEC or any of its affiliates, or to their respective officers or directors, should be discovered by PEC that should be set forth in an amendment to the Registration Statement or a supplement to the ANGC Proxy Statement or the PEC Proxy Statement, PEC shall promptly inform ANGC thereof in writing. All documents that PEC is responsible for filing with the SEC in connection with the transactions contemplated hereby will comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

         SECTION 6.03.    Appropriate Action; Consents; Filings.

                 (a) ANGC and PEC shall each use, and shall cause each of their respective subsidiaries to use, all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement, (ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by PEC or ANGC or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the Merger, (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act (in the case of

         PEC) and the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities laws, (B) the HSR Act and (C) any other applicable Law; provided that PEC and ANGC shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the nonfiling party and its advisors prior to filings and, if requested, shall accept all reasonable additions, deletions or changes suggested in connection therewith. ANGC and PEC shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the ANGC Proxy Statement, the PEC Proxy Statement or the Registration Statement) in connection with the transactions contemplated by this Agreement. PEC and ANGC shall request early termination of the waiting period with respect to the Merger under the HSR Act.

                 (b) PEC and ANGC agree to cooperate with respect to, and shall cause each of their respective subsidiaries to cooperate with respect to, and agree to use all reasonable efforts vigorously to contest and resist, any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") of any Governmental Entity that is in effect and that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action. Each of PEC and ANGC also agree to take any and all actions, including, without limitation, the disposition of assets or the withdrawal from doing business in particular jurisdictions, required by regulatory authorities as a condition to the granting of any approvals required in order to permit the consummation of the Merger or as may be required to avoid, lift, vacate or reverse any legislative or judicial action which would otherwise cause any condition to Closing not to be satisfied; provided, however, that in no event shall either party take, or be required to take, any action that would or could reasonably be expected to have a PEC Material Adverse Effect, and ANGC shall not be required to take any action which would be consummated prior to the Effective Time and which would or could reasonably be expected to have an ANGC Material Adverse Effect .

                 (c) (i) Each of ANGC and PEC shall give (or shall cause their respective subsidiaries to give) any notices to third parties, and use, and cause their respective subsidiaries to use, all reasonable efforts to obtain any third party consents (A) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (B) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated hereby or (C) required to prevent an ANGC Material Adverse Effect from occurring prior to the Effective Time or a PEC Material Adverse Effect from occurring after the Effective Time.

                 (ii) In the event that any party shall fail to obtain any third party consent described in subsection (c)(i) above, such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other parties, to limit the adverse effect upon ANGC and PEC, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

                 (d) Each of PEC and ANGC shall promptly notify the other of (w) any material change in its current or future business, financial condition or results of operations, (x) any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Governmental Entities with respect to its business or the transactions contemplated hereby, (y) the institution or the threat of material litigation involving it or any of its subsidiaries or (z) any event or condition that might reasonably be expected to cause any of its representations, warranties, covenants or agreements set forth herein not to be true and correct at the Effective Time. As used in the preceding sentence, "material litigation" means any case, arbitration or adversary proceeding or other matter which would have been required to be disclosed on the ANGC Disclosure Schedule pursuant to Section 3.09 or the PEC Disclosure Schedule pursuant to Section 4.09, as the case may be, if in existence on the date hereof, or in respect of which the legal fees and other costs to ANGC or PEC (or their respective subsidiaries), as the case may be, might reasonably be expected to exceed $250,000 over the life of the matter.

         SECTION 6.04.    Affiliates; Pooling; Tax Treatment.

                 (a) ANGC shall use all reasonable efforts to obtain from any person who may be deemed to have become an affiliate of ANGC after the date of this Agreement and on or prior to the Effective Time a written agreement substantially in the form of Exhibit A hereto as soon as practicable after attaining such status.

                 (b) PEC shall use all reasonable efforts to obtain from any person who may be deemed to have become an affiliate of PEC after the date of this Agreement and on or prior to the Effective Time a written agreement substantially in the form of Exhibit B hereto as soon as practicable after obtaining such status.

                 (c) PEC shall not be required to maintain the effectiveness of the Registration Statement for the purpose of resale by stockholders of ANGC who may be affiliates of ANGC or PEC pursuant to Rule 145 under the Securities Act.

                 (d) Each party hereto shall use all reasonable efforts to cause the Merger to be treated for financial accounting purposes as a Pooling Transaction, and shall not take, and shall use all reasonable efforts to prevent any affiliate of such party from taking, any actions which could prevent the Merger from being treated for financial accounting purposes as a Pooling Transaction.

                 (e) Each party hereto shall use all reasonable efforts to cause the Merger to qualify, and shall not take, and shall use all reasonable efforts to prevent any affiliate of such party from taking, any actions which could prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code.

         SECTION 6.05. Public Announcements. PEC and ANGC shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation. The press release announcing the execution and delivery of this Agreement shall be a joint press release of PEC and ANGC.

         SECTION 6.06. NYSE Listing. PEC shall use all reasonable efforts to cause the shares of PEC Common Stock to be issued in the Merger to be approved for listing (subject to official notice of issuance) on the NYSE prior to the Effective Time.

         SECTION 6.07.    Comfort Letters.

                 (a) ANGC shall use all reasonable efforts to cause KPMG Peat Marwick to deliver a letter dated as of the date of the ANGC Proxy Statement, and addressed to itself and PEC and their respective Boards of Directors, in form and substance reasonably satisfactory to PEC and customary in scope and substance for agreed upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Registration Statement and the ANGC Proxy Statement.

                 (b) PEC shall use all reasonable efforts to cause KPMG Peat Marwick to deliver a letter dated as of the date of the PEC Proxy Statement, and addressed to itself and ANGC and their respective Boards of Directors, in form and substance reasonably satisfactory to ANGC and customary in scope and substance for agreed upon procedures letters delivered by independent public accounts in connection with registration statements and proxy statements similar to the Registration Statement and the PEC Proxy Statement.

         SECTION 6.08     Employee Benefit Plans.

                 (a) Option Plans. PEC and ANGC shall take such actions not inconsistent with the Merger being accounted for financial accounting purposes as a Pooling Transaction, including (with respect to ANGC) the amendment of the Option Plans and Stock Options, to permit PEC to assume, and PEC shall assume, effective at the Effective Time, each Stock Option that remains unexercised in whole or in part as of the Effective Time and substitute shares of PEC Common Stock for the shares of ANGC Common Stock purchasable under each such assumed option ("Assumed Option"), which assumption and substitution shall be effected as follows:

                          (i) the Assumed Option shall not give the optionee additional benefits which such optionee did not have under the Stock Option before such assumption and shall be assumed on the same terms and conditions as the Stock Option being assumed, subject to Section 6.08(a)(ii) and (iii) below;

                          (ii) the number of shares of PEC Common Stock purchasable under the Assumed Option shall be equal to the number of shares of PEC Common Stock that the holder of the Stock Option being assumed would have received (without regard to any vesting schedule) upon consummation of the Merger had such Stock Option been exercised in full immediately prior to consummation of the Merger; and

                          (iii) the per share exercise price of such Assumed Option shall be an amount equal to the per share exercise price of the Stock Option being assumed divided by the Exchange Ratio.

                 (b)      Registration.    PEC shall take all corporate action
         necessary to reserve for issuance a sufficient number of shares of PEC Common Stock for delivery upon exercise of the Assumed Options, and, as soon as practicable after the Effective Time, PEC shall file a registration statement on Form S-8 (or other appropriate form) with respect to the shares of PEC Common Stock subject to the Assumed Options, and shall use its best efforts to maintain the effectiveness of such registration statement for so long as any of the Assumed Options remain outstanding.

                 (c) Certain Agreements. ANGC shall enter into amendments, in form and substance acceptable to PEC, providing that PEC Common Stock shall be substituted for securities issuable pursuant to the terms of employment agreements entered into between Grand Valley Gas Company and certain employees of Grand Valley Gas Company.

                 (d) Benefit Plans. PEC shall keep the Benefit Plans (or benefit plans providing reasonably comparable benefits), other than the Option Plans, in effect for a period of at least 50 weeks after the Effective Time. PEC shall assure that ANGC employees' benefits under health plans, during such period from and after the Effective Time, will not be subject to any exclusions for pre-existing conditions otherwise covered by such health plans, and that credit will be received for any deductibles or out-of-pocket amounts previously paid with respect to the applicable plan year. Any employee of ANGC whose employment is terminated by ANGC during such period after the Effective Time shall be entitled to (i) a severance benefit equal to two month's base salary plus the product of one-half of a month's base salary multiplied by the number of such employee's full or partial years of service with ANGC or any successor and (ii) the continuance of such employee's health benefits for six months after such termination on the same basis as immediately prior to such termination.

         SECTION 6.09     Convertible Debt.   ANGC shall take such action as is
required pursuant to that certain Amendment, Restatement and Assumption of Note Agreement dated as of July 1, 1994 relating to the $10,000,000 aggregate principal amount of ANGC's 9% Convertible Senior Subordinated Notes due December 15, 2004 in connection with, and as a result of, the Merger.

         SECTION 6.10 Merger Sub. Prior to the Effective Time, Merger Sub shall not conduct any business or make any investments other than as specifically contemplated by this Agreement and will not have any assets (other than a de minimis amount of cash paid to Merger Sub for the issuance of its stock to PEC) or liabilities.

         SECTION 6.11 Indemnification and Insurance. For a period of five years after the Effective Time, (i) PEC shall not amend or otherwise modify
Article IX of the charter of ANGC or Article XII of the bylaws of ANGC (in each case as in effect on the date hereof) in a manner that would adversely affect the rights thereunder of any individuals who at any time prior to the Effective Time were directors or officers of ANGC in respect of acts or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such amendment or modification is required by law, (ii) PEC shall guarantee the performance by ANGC of its obligations under Article IX of the charter of ANGC and Article XII of the bylaws of ANGC to the extent of the excess, if any, of (A) the net worth of ANGC as of the Effective Time over (B) the net worth of ANGC as of the date of any claim under such provisions of the charter and bylaws of ANGC by a person referred to in the foregoing clause (i), and (iii) PEC shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by ANGC (or substitute policies providing at least the same coverage and limits and containing terms and conditions which are not materially less advantageous) with respect to claims arising from facts or events which occurred before the Effective Time; provided, however that in no event shall PEC be required to expend more than 200% of the current annual premiums paid by

ANGC for such insurance. This Section 6.11 is intended to be for the benefit of, and shall be enforceable by, the persons referred to in clause (i) of the foregoing sentence, their heirs and personal representatives, and shall be binding on PEC and its successors and assigns.

                                  ARTICLE VII

                               CLOSING CONDITIONS

         SECTION 7.01. Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each party to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing by the parties hereto, in whole or in part, to the extent permitted by applicable law:

                 (a) Effectiveness of the Registration Statement; Blue Sky. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated by the SEC. PEC shall have received all Blue Sky permits and other authorizations necessary to consummate the transactions contemplated by this Agreement.

                 (b) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of ANGC, and the issuance of the PEC Common Stock in the Merger shall have been approved by the requisite vote of the stockholders of PEC.

                 (c) No Order. No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

                 (d) HSR Act. The applicable waiting period under the HSR Act with respect to the transactions contemplated by this Agreement shall have expired or been terminated.

                 (e) Pooling of Interests. PEC and ANGC shall have been advised in writing by KPMG Peat Marwick on the Closing Date that the Merger should be treated for financial accounting purposes as a Pooling Transaction.

         SECTION 7.02. Additional Conditions to Obligations of the PEC Companies. The obligations of the PEC Companies to effect the Merger and the other transactions contemplated hereby are also subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing by PEC, in whole or in part, to the extent permitted by applicable law:

                 (a) Representations and Warranties. Each of the representations and warranties of ANGC contained in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date). The PEC Companies shall have received a certificate of the President and the Chief Financial Officer of ANGC, dated the Closing Date, to such effect.

                 (b) Agreements and Covenants. ANGC shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. The PEC Companies shall have received a certificate of the President and the Chief Financial Officer of ANGC, dated the Closing Date, to that effect.

                 (c) Material Adverse Change. Since the date of this Agreement, there shall have been no change, occurrence or circumstance in the current or future business, financial condition or results of operations of ANGC or any of its subsidiaries having or reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations or current or
         future business of ANGC and its subsidiaries, taken as a whole.   The
         PEC Companies shall have received a certificate of the President and the Chief Financial Officer of ANGC, dated the Closing Date, to such effect.

                 (d) Absence of Regulatory Conditions. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Governmental Entity in connection with the grant of a regulatory approval necessary, in the reasonable business judgment of PEC, to the continuing operation of the current or future business of ANGC, which imposes any condition or restriction upon the PEC Companies or the business or operations of ANGC which, in the reasonable business judgment of PEC, would be materially burdensome in the context of the transactions contemplated by this Agreement.

                 (e) Tax Opinion. Vinson & Elkins L.L.P. shall have delivered to PEC its written opinion as of the date that the PEC Proxy Statement is first mailed to PEC stockholders substantially to the effect that (x) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, (y) PEC, Merger Sub and ANGC will each be a party to that reorganization within the meaning of
         Section 368(b) of the Code, and (z) PEC, Merger Sub and ANGC will not recognize any gain or loss for U.S. federal income tax purposes as a result of the Merger, and such opinion shall not have been withdrawn or modified in any material respect.

                 (f) Employment Agreements. The employees of ANGC set forth in a letter from PEC to ANGC delivered on or prior to the date of this Agreement shall have entered into employment agreements with PEC or the Surviving Corporation, effective as of the Effective Time, in form and substance reasonably acceptable to PEC.

         SECTION 7.03. Additional Conditions to Obligations of ANGC. The obligations of ANGC to effect the Merger and the other transactions contemplated hereby are also subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing by ANGC, in whole or in part, to the extent permitted by applicable law:

                 (a) Representations and Warranties. Each of the representations and warranties of the PEC Companies contained in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date). ANGC shall have received a certificate of the President and the Chief Financial Officer of each of the PEC Companies, dated the Closing Date, to such effect.

                 (b) Agreements and Covenants. The PEC Companies shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date. ANGC shall have received a certificate of the President and the Chief Financial Officer of each of the PEC Companies, dated the Closing Date, to that effect.

                 (c) Material Adverse Change. Since the date of this Agreement, there shall have been no change, occurrence or circumstance in the current or future business, financial condition or results of operations of PEC or any of its subsidiaries having or reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations or current or future business of PEC and its subsidiaries, taken as a whole.
         ANGC shall have received a certificate of the President and the Chief Financial Officer of each of the PEC Companies, dated the Closing Date, to such effect.

                 (d) Absence of Regulatory Conditions. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Governmental Entity in connection with the grant of a regulatory approval necessary, in the reasonable business judgment of ANGC, to the continuing operation of the current or future business of PEC, which imposes any condition or restriction upon PEC or the business or operations of PEC which, in the reasonable business judgment of ANGC, would be materially burdensome in the context of the transactions contemplated by this Agreement.

                 (e) New York Stock Exchange Listing. The shares of PEC Common Stock to be issued in the Merger shall have been approved for listing (subject to official notice of issuance) on the NYSE.

                 (f) Tax Opinion. Holme Roberts & Owen LLC shall have delivered to ANGC its written opinion as of the date that the ANGC Proxy Statement is first mailed to ANGC stockholders substantially to the effect that (x) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, (y) PEC, Merger Sub and ANGC will each be a party to that reorganization within the meaning of
         Section 368(b) of the Code, and (z) no gain or loss for U.S. federal income tax purposes will be recognized by the holders of ANGC Common Stock upon receipt of shares of PEC Common Stock in the Merger, except with respect to any cash received in lieu of a fractional share interest in PEC Common Stock, and such opinion shall not have been withdrawn or modified in any material respect.



                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

         SECTION 8.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the stockholders of ANGC:

                 (a)      by mutual consent of PEC and ANGC;

                 (b) by PEC, upon a breach of any representation, warranty, covenant or agreement on the part of ANGC set forth in this Agreement, or if any representation or warranty of ANGC shall have become untrue, in either case such that the conditions set forth in
         Section 7.02(a) or Section 7.02(b) of this Agreement, as the case may be, would be incapable of being satisfied by March 31, 1995 (or as otherwise extended as described in Section 8.01(e)); provided, that in any case, a wilful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 8.01(b);

                 (c) by ANGC, upon a breach of any representation, warranty, covenant or agreement on the part of the PEC Companies set forth in this Agreement, or if any representation or warranty of the PEC Companies shall have become untrue, in either case such that the conditions set forth in Section 7.03(a) or Section 7.03(b) of this Agreement, as the case may be, would be incapable of being satisfied by March 31, 1995 (or as otherwise extended as described in Section 8.01(e)); provided, that in any case, a wilful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 8.01(c);

                 (d) by either PEC or ANGC, if there shall be any Order which is final and nonappealable preventing the consummation of the Merger, except if the party relying on such Order to terminate this Agreement has not complied with its obligations under Section 6.03(b) of this Agreement;

                 (e) by either PEC or ANGC, if the Merger shall not have been consummated before March 31, 1995; provided, however, that this Agreement may be extended by written notice of either PEC or ANGC to a date not later than June 30, 1995, if the Merger shall not have been consummated as a direct result of ANGC or the PEC Companies having failed by March 31, 1995 to receive all required regulatory approvals or consents with respect to the Merger;

                 (f) by either PEC or ANGC, if this Agreement and the Merger shall fail to receive the requisite vote for approval and adoption by the stockholders of ANGC at the ANGC Stockholders Meeting or if the issuance of the PEC Common Stock in connection with the Merger shall fail to receive the requisite vote for approval by the stockholders of PEC at the PEC Stockholders Meeting;

                 (h) by PEC, if (i) the Board of Directors of ANGC withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to PEC or shall have resolved to do any of the foregoing; (ii) the Board of Directors of ANGC shall have recommended to the stockholders of ANGC any Competing Transaction or shall have resolved to do so; (iii) a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of ANGC is commenced, and the Board of Directors of ANGC does not recommend that stockholders not tender their shares into such tender or exchange offer or; (iv) any person (other than PEC or an affiliate thereof) shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder), shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, 20% or more of the then outstanding shares of capital stock of ANGC; or

                 (i) by ANGC, if the Board of Directors of ANGC (x) fails to make or withdraws its recommendation referred to in Section 6.02(a) if there exists at such time a Competing Transaction (as defined in Section 5.02(g)), or (y) recommends to

         ANGC's stockholders approval or acceptance of a Competing Transaction, in each case only if the Board of Directors of ANGC, after consultation with and based upon the advice of independent legal counsel (who may be ANGC's regularly engaged independent legal counsel), determines in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law.

         The right of any party hereto to terminate this Agreement pursuant to this Section 8.01 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

         SECTION 8.02.    Effect of Termination.  Except as provided in Section
8.05 or Section 9.01 of this Agreement, in the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability on the part of the PEC Companies or ANGC to the other and all rights and obligations of any party hereto shall cease, except that nothing herein shall relieve any party of any liability for (i) any breach of such party's covenants or agreements contained in this Agreement, or (ii) any willful breach of such party's representations or warranties contained in this Agreement.

         SECTION 8.03. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of ANGC, (i) no amendment, which under applicable law may not be made without the approval of the stockholders of ANGC, may be made without such approval, and (ii) no amendment, which under the applicable rules of the NYSE, may not be made without the approval of the stockholders of PEC, may be made without such approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 8.04. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. For purposes of this Section 8.04, the PEC Companies as a group shall be deemed to be one party.

         SECTION 8.05.    Fees, Expenses and Other Payments.

                 (a) Except as provided in Section 8.05(c) of this Agreement, all Expenses (as defined in paragraph (b) of this Section 8.05) incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such Expenses; provided, however, that the allocable share of the PEC Companies as a group and ANGC for all Expenses related to printing, filing and mailing the Registration Statement, the ANGC Proxy Statement and the PEC Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement, the ANGC Proxy Statement and the PEC Proxy Statement shall be one-half each; and provided further that PEC may, at its option, pay any Expenses of ANGC, and PEC shall pay all SEC filing fees.

                 (b) "Expenses" as used in this Agreement shall include all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement, the ANGC Proxy Statement and the PEC Proxy Statement, the solicitation of stockholder approvals and all other matters related to the consummation of the transactions contemplated hereby.

                 (c) ANGC agrees that if this Agreement is terminated pursuant to:

                                  (i)      Section 8.01(b) and (x) such
                                  termination is the result of a wilful breach of any representation, warranty, covenant or agreement of ANGC contained herein, (y) ANGC shall have had contacts or entered into negotiations relating to a Competing Transaction, in any such case at any time within the period commencing on the date of this Agreement through the date of termination of this Agreement, and (z) within twelve months after the date of termination of this Agreement, and with respect to any person or group with whom the contacts or negotiations referred to in clause (y) have occurred, a Business Combination (as defined in Section 8.05(e)) shall have occurred or ANGC shall have entered into a definitive agreement providing for a Business Combination; or

                                  (ii)     Section 8.01(f) because this
                                  Agreement and the Merger shall fail to
                                  receive the requisite vote for approval and adoption by the stockholders of ANGC at the ANGC Stockholders Meeting and at the time of such meeting there shall exist a Competing Transaction; or

                                  (iii)    Section 8.01(h)(i) and at the time
                                  of the withdrawal, modification or change (or resolution to do so) of its recommendation by the Board of Directors of ANGC, there shall exist a Competing Transaction; or

                                  (iv)     Sections 8.01(h)(ii) or  (iii); or

                                  (v)      Section 8.01(i);

         then ANGC shall pay to PEC an amount equal to $20,000,000, which amount is inclusive of all of PEC's Expenses.

                 (d) Any payment required to be made pursuant to Section 8.05(c) of this Agreement shall be made as promptly as practicable but not later than three business days after termination of this Agreement, and shall be made by wire transfer of immediately available funds to an account designated by PEC, except that any payment to be made as the result of an event described in Section 8.05(c)(i) shall be made as promptly as practicable but not later than three business days after the occurrence of the Business Combination or the execution of the definitive agreement providing for a Business Combination.

                 (e) For purposes of this Section 8.05, the term "Business Combination" means (i) a merger, consolidation, share exchange, business combination or similar transaction involving ANGC, (ii) a sale, lease, exchange, transfer or other disposition of 20% or more of the assets of ANGC and its subsidiaries, taken as a whole, in a single transaction or a series of transactions, or (iii) the acquisition, by a person (other than PEC or any affiliate thereof) or group (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 20% or more of the ANGC Common Stock whether by tender or exchange offer or otherwise.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         SECTION 9.01. Effectiveness of Representations, Warranties and Agreements.
                 (a) Except as set forth in Section 9.01(b) of this Agreement, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

                 (b) The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Article VIII, except that the agreements set forth in Articles I and II and IX and Sections 6.08 and 6.11 shall survive the Effective Time and those set forth in Sections 5.04 (d), 8.02 and 8.05 and Article IX hereof shall survive termination. Nothing herein shall be construed to cause the Confidentiality Agreement to terminate upon the termination of this Agreement pursuant to Article VIII.

         SECTION 9.02. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses ( or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

                 (a)      If to any of the PEC Companies, to:

                          Panhandle Eastern Corporation
                          5400 Westheimer Court
                          P.O. Box 1642
                          Houston, Texas   77251-1642

                          Attention:  General Counsel
                          Telecopier No.:  (713) 627-4691

                 with a copy to:

                          Vinson & Elkins L.L.P.
                          2300 First City Tower
                          1001 Fannin
                          Houston, Texas  77002-6760

                          Attention:  Bruce R. Bilger
                          Telecopier No.: (713) 758-2346

                 (b)      If to ANGC, to:

                          Associated Natural Gas Corporation
                          370 17th Street, Suite 900
                          Denver, Colorado   80202

                          Attention:  General Counsel
                          Telecopier No.: (303) 595-0480
                          with a copy to:

                          Holme Roberts & Owen LLC
                          1700 Lincoln
                          Suite 4100
                          Denver, Colorado   80203
                          Attention: Joseph W. Morrisey, Jr.
                          Telecopier No.: (303) 866-0200


         SECTION 9.03. Certain Definitions. For the purposes of this Agreement, the term:

                 (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

                 (b) a person shall be deemed a "beneficial owner" of or to have "beneficial ownership" of ANGC Common Stock or PEC Common Stock, as the case may be, in accordance with the interpretation of the term "beneficial ownership" as defined in Rule 13d-3 under the Exchange Act, as in effect on the date hereof; provided that a person shall be deemed to be the beneficial owner of, and to have beneficial ownership of, ANGC Common Stock or PEC Common Stock, as the case may be, that such person or any affiliate of such person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise.

                 (c) "business day" means any day other than a day on which banks in the State of New York are authorized or obligated to be closed;

                 (d) "control" (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

                 (e) "knowledge" or "known" shall mean, with respect to any matter in question, if an executive officer of ANGC or PEC, as the case may be, has actual knowledge of such matter;

                 (f) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act);

                 (g) "Significant Subsidiary" means any subsidiary of ANGC or PEC, as the case may be, that would constitute a Significant Subsidiary of such party within the meaning of Rule 1-02 of Regulation S-X of the SEC;

                 (h) "subsidiary" or "subsidiaries" of ANGC, PEC, the Surviving Corporation or any other person, means any corporation, partnership, joint venture or other legal entity of which ANGC, PEC, the Surviving Corporation or any such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity;

                 (i) "Tax" or "Taxes" shall mean any and all taxes, charges, fees, levies, assessments, duties or other amounts payable to any federal, state, local or foreign taxing authority or agency, including, without limitation, (x) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer and gains taxes,
         (y) customs, duties, imposts, charges, levies or other similar assessments of any kind, and (z) interest, penalties and additions to tax imposed with respect thereto; and

                 (j) "PEC Preferred Stock Purchase Rights" shall mean those preferred stock purchase rights issued or issuable pursuant to that certain Rights Agreement, dated as of March 11, 1986, between PEC and Continental Stock Transfer & Trust Company, as successor Rights Agent to Texas Commerce Bank National Association, as successor to First City National Bank of Houston.

         SECTION 9.04. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Section references herein are, unless the context otherwise requires, references to sections of this Agreement.

         SECTION 9.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 9.06. Entire Agreement. This Agreement (together with the Exhibits, the ANGC Disclosure Schedule and the PEC Disclosure Schedule), the Confidentiality Agreement and the PEC Option Agreement constitute the entire agreement of the parties, and supersede all prior agreements and undertakings, both written and oral, among the parties or between any of them, with respect to the subject matter hereof. ANGC agrees that nothing contained in this Agreement, the PEC Option Agreement, the proxies granted by certain officers and directors of ANGC to PEC on or about the date hereof or the transactions contemplated hereby or thereby shall be deemed to violate the Confidentiality Agreement, and that such agreements and proxies have been entered into or granted with the prior written consent of ANGC.

         SECTION 9.07. Assignment. This Agreement shall not be assigned by operation of law or otherwise.

         SECTION 9.08. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied (other than as contemplated by Section 6.08 and Section 6.11), is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         SECTION 9.09. Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

         SECTION 9.10. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

         SECTION 9.11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

         SECTION 9.12. Counterparts. This Agreement may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                            PANHANDLE EASTERN CORPORATION



                                            By: /s/ Paul M. Anderson
                                                    President



                                            PANHANDLE ACQUISITION TWO, INC.



                                            By: /s/ Paul M. Anderson
                                                    President


                                            ASSOCIATED NATURAL GAS CORPORATION



                                            By: /s/ Donald H. Anderson
                                                    President

                                                                       EXHIBIT A

                           ANGC AFFILIATE'S AGREEMENT



Panhandle Eastern Corporation
5400 Westheimer Court
P.O. Box 1642
Houston, Texas  77251-1642



Ladies and Gentlemen:

         I have been advised that as of the date hereof, I may be deemed to be an "affiliate" of Associated Natural Gas Corporation, a Delaware corporation ("ANGC"), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

         Pursuant to the terms and subject to the conditions of that certain Agreement and Plan of Merger by and among Panhandle Eastern Corporation, a Delaware corporation ("PEC"), Panhandle Acquisition Two, Inc., a Delaware corporation and a wholly owned subsidiary of PEC ("Merger Sub"), and ANGC dated as of October 9, 1994 (the "Merger Agreement"), providing for, among other things, the merger of Merger Sub with and into ANGC (the "Merger"), I will be entitled to receive shares of common stock, par value $1.00 per share, of PEC ("PEC Common Stock"), in exchange for shares of common stock, par value $.05 per share, of ANGC ("ANGC Common Stock") owned by me at the Effective Time (as defined in the Merger Agreement) of the Merger as determined pursuant to the Merger Agreement.

         I further understand that the Merger will be treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles and that the staff of the SEC has issued certain guidelines that should be followed to ensure the pooling of the entities.

         In consideration of the agreements contained herein, PEC's reliance on this letter in connection with the consummation of the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I hereby represent, warrant and agree that (i) I will not make any sale, transfer or other disposition of ANGC Common Stock owned by me during the period commencing 30 days before the Effective Time and ending at the earlier of the Effective Time and the termination of the

Merger Agreement, and (ii) I will not make any sale, transfer or other disposition of PEC Common Stock owned by me after the Effective Time until such time as financial statements that include at least 30 days of combined operations of ANGC and PEC after the Merger shall have been publicly reported, unless I shall have delivered to PEC prior to any such sale, transfer or other disposition, a written opinion from KPMG Peat Marwick, independent public accountants for PEC, or a written no-action letter from the accounting staff of the SEC, in either case in form and substance reasonably satisfactory to PEC, to the effect that such sale, transfer or other disposition will not cause the Merger not to be treated as a "pooling of interests" for financial accounting purposes in accordance with generally accepted accounting principles and the rules, regulations and interpretations of the SEC and (iii) I will not make any sale, transfer or other disposition of any shares of PEC Common Stock received by me pursuant to the Merger in violation of the Securities Act or the Rules and Regulations. I have been advised that the issuance of the shares of PEC Common Stock pursuant to the Merger will have been registered with the SEC under the Securities Act on a Registration Statement on Form S-4. However, I have also been advised, and I agree, that since I may be deemed to be an affiliate of ANGC at the time the Merger is submitted for a vote of the stockholders of ANGC, the PEC Common Stock received by me pursuant to the Merger can be sold by me only (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 promulgated by the SEC under the Securities Act, or (iii) in reliance upon an exemption from registration that is available under the Securities Act.

         I also understand and agree that stop transfer instructions will be given to PEC's transfer agent with respect to the PEC Common Stock to be received by me pursuant to the Merger and that there will be placed on the certificates representing such shares of PEC Common Stock, or any substitutions therefor, a legend stating in substance as follows:

         "These shares were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. These shares may only be transferred in accordance with the terms of such Rule and an Affiliate's Agreement between the original holder of such shares and Panhandle Eastern Corporation, a copy of which agreement is on file at the principal offices of Panhandle Eastern Corporation."

It is understood and agreed that the legend set forth above shall be removed upon surrender of certificates bearing such legend by delivery of substitute certificates without such legend if I shall have delivered to PEC an opinion of counsel, in form and substance reasonably satisfactory to PEC, to the effect that (i) the sale or disposition of the shares represented by the surrendered certificates may be effected without registration of the offering, sale and delivery of such shares under the Securities Act, and (ii) the shares to be so transferred may be publicly offered, sold and delivered by the transferee thereof without compliance with the registration provisions of the Securities Act.

         By its execution hereof, PEC agrees that it will, as long as I own any PEC Common Stock to be received by me pursuant to the Merger which remains subject to Rule 145 under the Securities Act, take all reasonable efforts to make timely filings with the SEC of all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, and will promptly furnish upon written request of the undersigned a written statement confirming that such reports have been so timely filed.

         If you are in agreement with the foregoing, please so indicate by signing below and returning a copy of this letter to the undersigned, at which time this letter shall become a binding agreement between us.

                                            Very truly yours,


                                            By: _____________________________
                                                 Name:
                                                 Title:
                                                 Date:
                                                 Address:

ACCEPTED this ___ day
of __________, 1994

Panhandle Eastern Corporation


By __________________________________
    Name:
    Title:

                                                                       EXHIBIT B


                           PEC AFFILIATE'S AGREEMENT



Panhandle Eastern Corporation
5400 Westheimer Court
Houston, Texas   77251


Ladies and Gentlemen:

         I have been advised that as of the date hereof, I may be deemed to be an "affiliate" of Panhandle Eastern Corporation, a Delaware corporation ("PEC"), as that term is defined in Rule 1-02 of Regulation S-X of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC").

         I understand that, pursuant to the terms and subject to the conditions of that certain Agreement and Plan of Merger dated as of October 9, 1994 (the "Merger Agreement") by and among PEC, Panhandle Acquisition Two, Inc., a Delaware corporation and a wholly owned subsidiary of PEC ("Merger Sub"), and Associated Natural Gas Corporation, a Delaware corporation ("ANGC"), Merger Sub will be merged with and into ANGC (the "Merger") at the Effective Time ( as defined in the Merger Agreement).

         I further understand that the Merger will be treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles and that the staff of the SEC has issued certain guidelines that should be followed to ensure the pooling of the entities.

         In consideration of the agreements contained herein, PEC's reliance on this letter in connection with the consummation of the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I hereby represent, warrant and agree that (i) I will not make any sale, transfer or other disposition of PEC Common Stock (as defined in the Merger Agreement) owned by me during the period commencing 30 days before the Effective Time and ending at the earlier of the Effective Time and the termination of the Merger Agreement, and (ii) I will not make any sale, transfer or other disposition of PEC Common Stock owned by me after the Effective Time until such time as financial statements that include at least 30 days of combined operations of ANGC and PEC after the Merger shall have been publicly reported, unless I shall have delivered to PEC prior to any such sale, transfer or other disposition, a written opinion from KPMG Peat Marwick, independent public accountants for PEC, or a written no-action letter from the accounting staff of the SEC, in either case in form and substance reasonably satisfactory to PEC, to the effect that such sale, transfer or other disposition will not cause the Merger not to be treated as a

"pooling of interests" for financial accounting purposes in accordance with generally accepted accounting principles and the rules, regulations and interpretations of the SEC.


                                           Very truly yours,


                                           By: ______________________________
                                                Name:
                                                Title:
                                                Date:
                                                Address:





                                      B-2